                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [ ] Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        SOUTHERN MICHIGAN BANCORP. INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                 [Letterhead of Southern Michigan Bancorp, Inc.]






March 24, 2000



Dear Shareholder:

         We invite you to attend our 2000 Annual Meeting of Shareholders. This year's meeting will be held on Monday, April 17, 2000, at 4:00 p.m. at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan.

         Many of the traditional elements of our annual report, including our audited financial statements, can be found in Appendix B to the Proxy Statement. For your convenient reference, a table of contents is located on page B-1 of the Proxy Statement.

         It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting of Shareholders and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy using the envelope provided at your earliest convenience.


Sincerely,



/s/  James T. Grohalski
----------------------------------
James T. Grohalski
President and
Chief Executive Officer

                         SOUTHERN MICHIGAN BANCORP, INC.
                              51 West Pearl Street
                            Coldwater, Michigan 49036



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of Southern Michigan Bancorp, Inc. will be held on Monday, April 17, 2000 at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan at 4:00 p.m. for the purpose of considering and voting on the following matters:

     (1) Election of three (3) directors to serve for a three year period ending with the annual meeting of shareholders following the year ended December 31, 2002.

     (2) Consider and act upon a proposal to adopt the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan.

     (3) Ratification of the selection of Crowe, Chizek and Company LLP as Independent Auditors for 2000.

     (4) Transact such other business as may properly come before the meeting or any adjournments thereof.

          Shareholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the Annual Meeting.

          It is important that your shares be represented at the meeting. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may revoke your proxy and vote in person.

                                    By Order of the Board of Directors


                                    /s/ James T. Grohalski
                                    ------------------------------
                                    James T. Grohalski
                                    Secretary

Date:   March 24, 2000

                         SOUTHERN MICHIGAN BANCORP, INC.
                              51 West Pearl Street
                            Coldwater, Michigan 49036

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held Monday, April 17, 2000 at 4:00 p.m. at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The costs of soliciting proxies will be paid by the Company. Proxies may be solicited by mail, in person or by telephone by directors, officers and regular employees of the Company. These persons will not be specially compensated for soliciting proxies. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward materials to beneficial owners of shares of the Company held of record by such persons and will reimburse them for their reasonable charges and out-of-pocket expenses in connection therewith.

         As of March 1, 2000, the record date for the Annual Meeting, there were 1,958,498 shares of common stock of the Company, par value $2.50 per share (the "Common Stock"), issued and outstanding. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote at the Annual Meeting. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of shares of the Company entitled to cast a majority of the votes at the meeting. Directors will be elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Common Stock entitled to vote at the Annual Meeting (see "Proposal (1) - Election of Directors"). The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to approve Proposals (2) and (3). Shares as to which authority is withheld in the election of directors, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Since they are not votes cast, shares as to which authority is withheld will have no effect on the election of directors. Abstentions and broker non-votes will have the same effect as votes against Proposals (2) and (3).

         Proxies are revocable by the delivery of written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting and voting in person. All proxies returned before the Annual Meeting will be voted in accordance with the instructions contained therein. If the proxy is not marked with the shareholder's instructions as to voting, the shares to which the proxy relates will be voted for the nominees for director named in this Proxy Statement, for Proposals (2) and (3) and in the discretion of the proxies on any other business as may properly come before the Annual Meeting. All shareholders are encouraged to mark, date and sign the enclosed proxy card and return it to Registrar and Transfer Company, the transfer agent for the Company's stock. This Proxy Statement and accompanying proxy card were first sent or given to shareholders on approximately March 24, 2000.

Principal Shareholders

         The following table sets forth, as of February 29, 2000, the names and addresses of all beneficial owners of 5% or more of the Common Stock showing the amount and nature of such beneficial ownership:

                                 NAME & ADDRESS OF                         AMOUNT & NATURE OF           PERCENT OF
      TITLE OF CLASS              BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)          CLASS
      ---------------------------------------------------------------------------------------------------------------
      Common Stock             Southern Michigan Bank                          169,500(a)                 8.65%
                               & Trust
                               51 West Pearl Street
                               Coldwater, MI  49036

      Common Stock             Harvey B. Randall                               146,075(b)                 7.46%
                               8391 Old U.S. 27 South
                               Marshall, MI  49068

         (1) Based upon information furnished to the Company by the beneficial owners named above. The nature of beneficial ownership for shares shown is sole voting and investment power, except as set forth below. Shares have been rounded to the nearest whole share.

                  (a) Shares are held by the Trust Department of Southern Michigan Bank & Trust (the "Bank") in various fiduciary capacities. 16,270 of such shares are voted by the Bank with no investment power.

                  (b) Includes 146,022 shares held by Mr. Randall as trustee.

                      PROPOSAL (1) - ELECTION OF DIRECTORS

         The Company's Board of Directors is currently composed of eleven directors who are divided into three classes. One class is elected each year for a three year term. Three directors are proposed to be elected at the Annual Meeting to serve for a three year term ending with the annual meeting of shareholders following the year ended December 31, 2002. All of the nominees are currently serving as directors. If any of the nominees are unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of the person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

         The following table lists the names of the nominees and the other current directors and their ages as of February 29, 2000, their principal occupations and the year in which each became a director.

                                                                                               YEAR FIRST BECAME A
                                                     PRINCIPAL OCCUPATION(S) FOR                 DIRECTOR OF THE
     NAME OF DIRECTOR                    AGE              PAST 5 YEARS(1)                          COMPANY
     -------------------------------------------------------------------------------------------------------------
          Nominees of the Board of Directors for Election at the Annual Meeting:
     Gregory J. Hull                     51        Farmer                                              1995

     Freeman E. Riddle                   67        Owner - Spoor & Parlin, Inc. (farm                  1982
                                                   equipment)

     Thomas E. Kolassa                   52        Owner - The Planning Group (insurance)              1995

          Directors Whose Terms Continue until the 2001 Annual Meeting:

     H. Kenneth Cole                     51        Treasurer - Hillsdale College                       1998

     William E. Galliers                 57        Co-Owner and Chief Executive Officer -              1993
                                                   G & W Display Fixtures, Inc. (manufacturer of
                                                   display fixtures)

     James T. Grohalski                  59        President and Chief Executive Officer of            1982
                                                   the Company and the Bank since December
                                                   31, 1998; Executive Vice President and
                                                   Chief Financial Officer of the Company and
                                                   President of the Bank from January 1, 1984
                                                   until December 31, 1998; Mr. Grohalski
                                                   joined the Bank in 1967.

     James J. Morrison                   52        Owner - Morrison & Associates (insurance)           1991

          Directors Whose Terms Continue until the 2002 Annual Meeting:

     James P. Briskey                    66        Owner - Pittsford Grain Incorporated                1982
                                                   (grain elevator operator)

     Nolan E. Hooker                     48        Owner - Hooker Oil Co. (distributor of              1991
                                                   heating oil)

     Jane L. Randall                     78        Owner - Dally Tire Co. (tire distributor)           1982

          Director Not Standing for Re-Election:

     Jerry L. Towns                      65        President and Chief Executive officer of            1982
                                                   the Company and Chairman  and Chief
                                                   Executive Officer of the Bank until
                                                   retirement on December 31, 1998

         The following table sets forth, as of February 29, 2000, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and by all directors and executive officers of the Company as a group.

      NAME OF BENEFICIAL OWNER OR NUMBER OF            AMOUNT AND NATURE OF                 TOTAL        PERCENT OF
      PERSONS IN GROUP                                BENEFICIAL OWNERSHIP(1)                               CLASS
      ---------------------------------------------------------------------------------------------------------------
      James P. Briskey                                            10,648                    21,296          1.09
                                                                  10,648 (a)

      H. Kenneth Cole                                                169                       169           (2)

      William E. Galliers                                          2,260 (a)                 2,260           (2)

      James T. Grohalski(3)                                       21,868 (b)                21,868          1.12

      Nolan E. Hooker                                                950 (a)                   950           (2)

      Gregory J. Hull                                              1,099 (a)                 1,099           (2)

      Thomas E. Kolassa                                            1,527 (a)                 1,527           (2)

      James J. Morrison                                              346                     2,904           (2)
                                                                   2,558 (a)

      Jane L. Randall                                              5,774 (c)                 5,774           (2)

      Freeman E. Riddle                                            4,554                     7,000           (2)
                                                                   2,446 (a)

      Jerry L. Towns (4)                                             126 (a)                 7,048           (2)
                                                                   6,922 (d)

      All directors and executive officers as a                   71,895                    71,895         3.67%
      group (11 persons)

(1) Based upon information furnished to the Company by the individual named and the members of the designated group. The nature of beneficial ownership for shares shown is sole voting and investment power except as set forth below. Shares have been rounded to the nearest whole share.

          (a)       Shared voting and investment power.

          (b) Includes 19,385 shares held by the Bank's Employee Stock Ownership Plan (the "ESOP") as to which Mr. Grohalski has voting power only.

          (c)       Shares indicated are held as trustee.

          (d) Shares are voted by the Bank as IRA custodian unless otherwise directed by Mr. Towns.

(2)       Less than one percent (1%).

(3)       Mr. Grohalski is the only executive officer of the Company.

(4) Mr. Towns served on the Board of Directors since 1982 and is retiring as a director effective April 17, 2000. Mr. Towns' three year term as a director expires as of the 2000 Annual Meeting.

Meetings, Committees and Compensation of the Board of Directors

         The Board of Directors of the Company held twelve (12) meetings during 1999. All directors attended at least 75 percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all standing committees of the Board on which they serve.

         The Company's Board of Directors has an Audit Committee which held four
(4) meetings during 1999. The Committee is comprised of Messrs. Galliers, Hull, Hooker and Towns. The Audit Committee determines whether adequate internal controls are being maintained. It meets with the Company's independent auditors to review internal controls, procedures of the Company and the Bank, the scope of internal audits, the financial position of the Company and external audits of the Company.

         The Bank's Board of Directors has a Compensation Committee which held two (2) meetings during 1999. The Committee is comprised of Messrs. Morrison, Cole and Briskey. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, from time to time, it reviews all executive compensation and benefit programs available to executive officers of the Company and to all officers and staff of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the Compensation of the President and Chief Executive Officer, as well as reviewing and approving the President and Chief Executive Officer's recommendations for other officers of the Company.

         The Company's Board of Directors has an Executive Committee which held two (2) meetings during 1999. The Committee is comprised of Messrs. Towns, Grohalski, Hull, Riddle, Kolassa and Mrs. Randall. The Executive Committee reviews major policy changes, evaluates the performance of the President and Chief Executive Officer and reviews any merger or expansion plans. The Executive Committee also reviews any executive officer promotions and acts as the nominating committee for future members of the Board of Directors.

         The Executive Committee, acting as the nominating committee, will consider nominees recommended by shareholders of the Company. The Company's Bylaws establish a procedure with regard to nominations, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Notice Procedure"). The Notice Procedure provides that only such persons who are nominated by the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election, as the case may be, at the Annual Meeting. To timely nominate an individual under the Notice Procedure, a shareholder must deliver notice to the Secretary of the Company not less than thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. To be timely for consideration at the Annual Meeting, notice of shareholder proposals and/or shareholder nominations must have been received by January 30, 2000. The Secretary has not received any such notice. Nominees proposed by a shareholder for which written proxy solicitation by the Board of Directors is sought shall be made in writing and shall be delivered to the Chairman or the Secretary of the Company by December 31 of the year preceding the year in which the nomination is proposed. Under the Notice Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain such nominee's name, occupation, age, business and residential address and beneficial ownership interest in the Company, together with evidence of such person's willingness to serve as a director if elected. Such notice must also be accompanied by a completed Director Qualification,

Eligibility and Disclosure Questionnaire and evidence that the proposed nominee is eligible to serve as a director, all as required by, and in accordance with the Company's Bylaws.

         Currently, each director of the Company whose principal occupation is not with the Company or the Bank receives an annual fee of $6,200 which will be indexed for inflation in 2000. In addition, outside directors are compensated $150 for each committee meeting attended and participate in a bonus program based upon the achievement of growth and profitability goals. No bonus was paid to outside directors for 1999. Subject to approval by the shareholders as described below, the directors will be eligible to receive stock options under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan.

Executive Compensation

         The following table sets forth compensation paid by the Company and the Bank with respect to the fiscal year ended December 31, 1999 to the Company's Chief Executive Officer. Mr. Grohalski is the only executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                     -------------------              ALL OTHER
       NAME AND PRINCIPAL POSITION                YEAR           SALARY ($)(1)       COMPENSATION ($)(2)
       -------------------------------------------------------------------------------------------------
       James T. Grohalski
       President and Chief Executive              1999           $140,570             $7,344
       Officer of the Company and the             1998           $133,813             $7,400
       Bank                                       1997           $135,225             $7,202


          (1) The amounts shown include amounts deferred under the 401(k) provisions of the ESOP and the Bank's Executives' Deferred Compensation Plan.

          (2) The amounts shown include the following for 1999: (i) employer contributions to accounts in the ESOP and the Deferred Compensation Plan of $4,000 and $3,000 respectively for Mr. Grohalski; and (ii) $344 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Grohalski's benefit.

Retirement Benefits

         Officers of the Company participate in the Southern Michigan Bank & Trust Retirement Plan (the "Retirement Plan") which has been adopted by the Bank. Under the terms of the Retirement Plan, a normal monthly retirement benefit is provided to covered employees who attain the age of 65. It provides for a normal retirement benefit after 30 years of credited service equal to 35% of a participant's actual monthly compensation based on the participant's highest consecutive five year average compensation (see column captioned "Remuneration"). For participants with less than 30 years credited service, reduced benefits are available in an amount equal to the normal retirement benefit reduced by 1/30 for each year of service less than 30. Participants are 100% vested after five years of credited service, and are subject to forfeiture upon termination of employment with credited service less than five years. The following table represents estimated normal annual benefits payable on a straight-life annuity basis upon retirement at age 65 and are not subject to deduction for social security benefits:

                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
                       --------------------------------------------------------
        REMUNERATION         25                  30                    35
      -------------------------------------------------------------------------
          $110,000        $32,100             $38,500               $38,500

          $120,000        $35,000             $42,000               $42,000

          $130,000        $37,900             $45,500               $45,500

          $140,000        $40,800             $49,000               $49,000

          $150,000        $43,750             $52,500               $52,500

James T. Grohalski has 32 years of credited service and $132,500 current covered remuneration.

         The Bank also has in effect supplemental retirement arrangements in the form of Executive Employee Salary Continuation Agreements with Messrs. Grohalski and Towns under which a specified annual benefit, in addition to that provided under the Retirement Plan, is payable to the participant upon retirement at age
65. The participant is entitled to a reduced benefit if his retirement occurs between the ages of 62 and 65. No benefit is payable if the participant voluntarily terminates his employment or is discharged for cause prior to the age of 62. However, the specified benefit is payable beginning at age 65, if the participant's employment is terminated after a "change in control" of the Company, and in connection with such change, his title, responsibility or compensation is significantly lessened or the status of his employment is changed without his consent. The specified annual benefit, when added to the benefit under the Retirement Plan, is intended to be approximately equal to the benefit the participant would have received under the Retirement Plan but for a plan amendment which changed the Retirement Plan's benefit formula to comply with changes in pension laws and which substantially reduced the participants' benefits. For James T. Grohalski, the specified benefit payable upon retirement at age 65 under the supplemental retirement arrangement is $22,060 per year for 15 years. The Board of Directors may increase the benefit by not more than 2% per year prior to retirement.

         The Bank also has an Executives' Deferred Compensation Plan (the "Deferred Compensation Plan") for directors and certain officers. Under the Deferred Compensation Plan, participants elect to defer a portion of their compensation (in the case of directors, their fees) on a pretax basis. Upon retirement at or after age 65, the participant or his or her designated beneficiary is entitled to a benefit equal to the amount of the participant's deferrals to the Deferred Compensation Plan plus earnings on such deferrals at a specified rate of interest compounded annually, payable in equal monthly amounts for not less than 180 months. Upon the participant's termination of employment or retirement before age 65, the benefit payable to the participant at age 65 is determined by multiplying the amount deferred under the Deferred Compensation Plan by the ratio of the number of months for which the participant made deferrals to the number of months from the time the participant began making deferrals to the participant's reaching age 65. The amounts shown in the summary compensation table above include amounts deferred as contributions under the Deferred Compensation Plan.

Compensation Committee Report on Executive Compensation

Executive Compensation Policies.

         The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay.

         The Company has established two primary components of the Company's executive compensation plan. The two components are: (a) base compensation; and
(b) stock-based performance compensation through stock option grants, subject to the shareholders' approval of the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan described below.

Base Compensation.

         The Compensation Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Compensation Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Compensation Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Compensation Committee. However, specific annual performance goals are established for each executive officer. Based on the Compensation Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Compensation Committee believes its overall compensation levels are in the middle of the range.

Stock Option Grants.

         Executive compensation to reward past performance and to motivate future performance will also be provided through stock options granted under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan if approved by the shareholders. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Board of Directors, in its discretion, has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities.

Chief Executive Officer Compensation.

         The Compensation Committee established Mr. Grohalski's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Compensation Committee's comparison of the Company's overall compensation level for Mr. Grohalski as a percent of revenue and net income to comparable companies in the industry, the Compensation Committee believes his overall compensation level is in the middle of the range.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, James J. Morrison, H. Kenneth Cole and James P. Briskey.

Transactions with Directors and Officers

         Directors and officers of the Company and their associates were customers of, and had transactions with the Bank in the ordinary course of business during 1999. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                PROPOSAL (2) - ADOPTION OF THE SOUTHERN MICHIGAN
                      BANCORP, INC. 2000 STOCK OPTION PLAN

         On March 20, 2000, the Board of Directors adopted, subject to shareholder approval, the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan (the "2000 Plan"). The text of the 2000 Plan is set forth in Appendix A to this Proxy Statement. The following summary is subject to, and qualified in its entirety by reference to Appendix A.

         If approved by the shareholders, the 2000 Plan will permit the Company to grant stock option awards to employees and directors. Management believes that the 2000 Plan will be helpful in attracting and retaining skilled personnel. The Board of Directors has recommended that the shareholders authorize the stock option program by adopting the 2000 Plan.

         The 2000 Plan provides for the grant of options covering up to 110,000 shares of Common Stock, which may be authorized but unissued shares or shares acquired by the Company. If any option granted under the 2000 Plan is canceled or expires for any reason prior to being exercised in full, the unpurchased shares may again be subjected to an option under the 2000 Plan. The 2000 Plan contains an anti-dilution provision, which provides for adjustment in the number of shares in the event of stock splits, stock dividends and the like.

         Options may be granted under the 2000 Plan to any employee or director of the Company and its subsidiaries. As of December 31, 1999, there were approximately 141 employees and 11 directors of the Company and its subsidiaries, all of whom would be eligible to receive options under the 2000 Plan if approved by the shareholders of the Company. The persons to whom options will be granted and the terms thereof will be determined by the Board of Directors.

         The Board of Directors is authorized to prescribe the times at which an option may be exercised and the number of shares as to which an option may be exercised at such times. However, no option may be exercised before the expiration of one year from the date of grant, except in the case of the merger, consolidation, sale of assets or dissolution of the Company, or more than ten years after the date of grant, and no option may be granted after March 19, 2010. Under the 2000 Plan, the option price cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The option price may be paid in cash, shares of Common Stock of the Company valued at the fair market value thereof on the date of exercise or any combination of cash and Common Stock. The average of the bid and ask prices of the Company's Common Stock on February 29, 2000 was $22.9375 per share.

         Options under the 2000 Plan are exercisable during the optionee's lifetime only by the optionee and may not be transferred except by will or the laws of descent and distribution. The options terminate one month after the optionee ceases to be an employee or director, except that in the case of termination of employment or service as a director because of death or disability, the options terminate one year thereafter and in the case of termination of employment or service as a director because of retirement, the option terminates three months thereafter. In the case of termination because of death, disability, retirement or otherwise, an option may be exercised during the applicable period following termination with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary.

         The Board of Directors may terminate or amend the 2000 Plan, but the Board may not, without shareholder approval, increase the number of shares covered by the 2000 Plan, reduce the minimum purchase price or extend the term of the 2000 Plan or the maximum term of any option granted thereunder.

         The following paragraphs contain a summary under current federal income tax law of federal income tax consequences that generally will arise with respect to options granted under the 2000 Plan and with respect to the sale of stock acquired pursuant to the 2000 Plan.

         Options granted under the 2000 Plan will be designated to be either "nonstatutory stock options" or "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of an option will have no immediate tax consequences to the optionee or the Company.

         The exercise of a nonstatutory stock option will generally require an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is taxed on income in connection with the exercise of a nonstatutory stock option. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a nonstatutory stock option, an optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

         If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee will realize no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a nonstatutory stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is taxed on compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

         Approval of the 2000 Plan requires the affirmative vote of a majority of the votes cast by the holders of shares at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE 2000 PLAN.

               PROPOSAL (3) - RATIFICATION OF INDEPENDENT AUDITORS

         The firm of Crowe, Chizek and Company LLP examined and certified the financial statements of the Company for the year ended December 31, 1999. Upon the recommendation of the Audit Committee, the Board of Directors has selected Crowe, Chizek and Company LLP to act as the Company's independent auditors for 2000.

         This selection is being submitted to shareholders for ratification. While such ratification is not required, the Company believes it is an important corporate decision in which shareholders should participate. If the selection is not ratified, the Board of Directors may, nevertheless, choose to retain Crowe, Chizek and Company LLP as auditors for 2000.

         A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments deemed appropriate. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR 2000.

                                  OTHER MATTERS

         The Board of Directors had not received notice by January 30, 2000 and does not know, of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the holders of the proxies to vote, or otherwise to act, in accordance with their judgment on such matters.

                           2001 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 2001 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 51 West Pearl Street, Coldwater, Michigan 49036, on or before November 24, 2000. To be considered for presentation at the 2001 Annual Meeting of Shareholders, a shareholder proposal not included in the Company's proxy statement must be received by the Company on or before January 29, 2001 and not earlier than December 1, 2000. Any such notice shall set forth a description of the business the shareholder proposes to be brought before the annual meeting and shall comply with the requirements of the Company's Bylaws.

                             CONSOLIDATION AGREEMENT

         In February 2000, the Company and Sturgis Bank & Trust Company ("Sturgis") entered into an Agreement and Plan of Consolidation pursuant to which Sturgis will become a wholly-owned subsidiary of the Company. Sturgis shareholders will receive .398 shares of the Company's Common Stock for each share of Sturgis' common stock. The transaction is subject to normal regulatory approvals and the approval of the shareholders of Sturgis. The transaction is expected to close in the second half of 2000. Sturgis and Southern Michigan Bank & Trust will continue to operate as stand-alone banks. A condition to the consummation of the transaction is the adoption of the 2000 Plan described in Proposal (2) above.

         The financial statements of the Company, supplementary financial information and management's discussion and analysis of operations for the fiscal year ended December 31, 1999 are included in Appendix B to this Proxy Statement.

         The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. The 1999 Form 10-K will be available upon written request after March 31, 2000. To request a copy of the Form 10-K, address the request to Southern Michigan Bancorp, Inc., 51 West Pearl Street, Coldwater, Michigan 49036, Attention: James T.
Grohalski, Secretary.

                            By Order of the Board of Directors


                            /s/ James T. Grohalski
                            ----------------------------------
                            James T. Grohalski
                            Secretary

                                   APPENDIX A

                         SOUTHERN MICHIGAN BANCORP, INC.

                             2000 STOCK OPTION PLAN


         1. Purpose. The purpose of the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan (this "Plan") is to advance the interests of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Corporation"), and its subsidiaries by providing a larger personal and financial interest in the success of the Company and its subsidiaries to employees and directors upon whose judgment, interest and special efforts the Company and its subsidiaries are dependent for the successful conduct of its and their operations and to enable the Company and its subsidiaries to attract and retain key employees and directors.

         2. Participants. Options may be granted under this Plan to any employee or director of the Company and its subsidiaries. The employees and directors of the Company and its subsidiaries to whom options are granted and the terms of such options shall be determined by the Board of Directors. A grantee may hold more than one option. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any employee or director any right to the continuation of his or her employment or directorship nor limit in any way the right of the Company or its subsidiaries to terminate such employment or directorship at any time. As used herein, the term "subsidiary" shall mean any present or future entity that is controlled by the Company, directly or through one or more intermediaries.

         3. Effectiveness and Termination of Plan. This Plan shall become effective upon approval thereof by the shareholders of the Company at a meeting held, among other things, for such purpose. The adoption date of this Plan shall be March 20, 2000, the date of its adoption by the Board of Directors of the Company. This Plan shall terminate on the earliest of: (i) ten (10) years from its adoption date; (ii) when all shares of Common Stock (as defined in Section 4 hereof) that may be issued under this Plan shall have been issued through exercise of options granted under this Plan; or (iii) at any earlier time that the Board of Directors may determine. Any option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

         4. Common Stock. The aggregate number of shares of common stock, $2.50 par value per share, of the Company (the "Common Stock") that may be issued under this Plan shall consist of 110,000 shares, subject to further adjustment as provided in Section 7 hereof. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock of the Company not reserved for any other purpose or out of shares of Common Stock acquired by the Company. All or any shares of Common Stock subjected under this Plan to an option that, for any reason, is canceled, terminates, lapses or expires unexercised as to such shares may again be subjected to an option under this Plan.

         5. Types of Options and Terms and Conditions.

            (a)    Options granted under this Plan shall be in the form of:
(i) incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or (ii) options not qualifying under Section 422 of the Code ("Nonstatutory Stock Options"), all in such amounts as determined by the Board of Directors.

            (b) Options may be granted at any time and from time to time prior to the termination of this Plan. Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:

                 (i) Price. The purchase price of the shares of Common Stock issuable upon exercise of options granted under this Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of the option. For purposes of this Plan, "fair market value" of the Common Stock shall mean: (A) the mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotation); or (B) if the Common Stock is quoted in the domestic over-the-counter market, but there are not reported quotations on the given date, the value determined pursuant to (A) above using the reported quotations on the last previous date on which so reported; or
         (C) if neither of the foregoing clauses apply, the price determined in good faith by the Board of Directors.

         The purchase price shall be paid in full at the time of such purchase, in: (A) cash; (B) shares of Common Stock of the Company valued at the fair market value of the Common Stock on the date of purchase; or (C) any combination of cash and Common Stock. Notwithstanding the foregoing, the Board of Directors may, in order to prevent any possible violation of law, require the purchase price to be paid in cash and further provide that the right to deliver Common Stock in payment of the purchase price may be limited or denied in any Option Agreements (as defined in Section 11 hereof). The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.

                 (ii) Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted. Options shall be exercisable as provided by the Board of Directors at the time of grant thereof.

                 (iii) Termination of Employment or Service as a Director. Upon the termination of the grantee's employment or service as a director, his or her rights to exercise an option shall be only as follows:

                        (1) Death, Disability or Retirement. If the grantee's employment or service as a director is terminated by reason of death or disability (as described in Section 22(e)(3) of the Code), the grantee or the grantee's estate may, within one (1) year following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary. If the grantee's employment or service as a director is terminated by reason of retirement, the grantee or the grantee's estate (in the event of the grantee's death after such termination) may, within three (3) months following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary. For purposes of this Plan, "retirement" shall mean termination of employment or service as a director with the Company and/or its subsidiaries on or after the grantee's 65th birthday or the grantee's 60th birthday if the grantee has completed ten (10) years of service with the Company and/or its subsidiaries.

                        (2) Other Reasons. If the grantee ceases to be an employee or director for any reason other than those provided above under "Death, Disability or Retirement," the grantee or the grantee's estate (in the event of the grantee's death after such termination) may, within the one (1) month period following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary.

                        (3) General. Notwithstanding the foregoing, no option shall be exercisable in whole or in part: (A) after the termination date provided in the option; or (B) except as provided in the second paragraph of Section 10, for one (1) year following the date the option was granted. A grantee's "estate" shall mean the grantee's legal representatives upon the grantee's death or any person who acquires the right under the laws of descent and distribution to exercise an option by reason of the grantee's death.

                  (iv) Transferability of Option. Except as otherwise provided herein, options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by him or her. An option and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any person except as permitted herein.

                  (v) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors shall deem appropriate.

                  (c) Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsection (b) and to the following terms and conditions:

                  (i) No Incentive Stock Option shall be granted to an individual who is not an employee of the Company or a "subsidiary corporation" as defined in Section 424(f) of the Code;

                  (ii) No Incentive Stock Option shall be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the grant complies with the requirements of Section 422(c)(5) of the Code;

                  (iii) The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any grantee during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess options (as determined by the Code) shall be deemed to be Nonstatutory Stock Options; and

                  (iv) No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for incentive stock options that may be granted to an individual employee.

         6. Rights of a Shareholder. A recipient of an option shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

         7. Adjustment of and Changes in Common Stock. In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or that may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Common Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or that may be granted under this Plan, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors shall determine. Notice of any adjustment shall be given by the Company to each holder of an option that shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. Any options granted or which may be granted pursuant to this Plan, and which such options are or are intended to be Incentive Stock Options within the meaning of Section 422 of the Code, shall, to the extent it is reasonably feasible to do so (determined in the sole discretion of the Board of Directors), be adjusted or modified pursuant to this Section 7 in a manner which will allow such options to continue to be classified as Incentive Stock Options within the meaning of Section 422 of the Code or successor legislation.

         8. Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Common Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         9. Withholding. Appropriate provision (which may, in accordance with rules determined by the Board of Directors, include the election by the grantee to have the Company withhold from the Common Stock to be issued upon exercise of an option a number of shares having an aggregate fair market value that would satisfy the withholding amount due or to deliver to the Company shares of Common Stock already owned having such aggregate fair market value to satisfy the withholding amount) shall be made for all taxes required to be withheld from shares of Common Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of shares) to provide for payment of such taxes.

         10. Administration and Amendment of Plan. The Board of Directors from time to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Board of Directors of any provision of this Plan or any option granted pursuant hereto shall be final and conclusive. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant thereto. The Board of Directors may from time to time make such changes in and additions to this Plan as it may deem proper and in the best interests of the Company, without further action on the part of the shareholders of the Company except as required by law, regulation or by the rules of the principal trading market of the Company's Common Stock at that time; provided, however, that, unless the shareholders of the Company shall have first approved thereof:
(i) except as provided in Section 7 hereof, the total number of shares of Common Stock subject to this Plan shall not be increased and the minimum purchase price shall not be changed; (ii) no option shall be exercisable more than ten (10) years after the date it is granted; and (iii) the expiration date of this Plan shall not be extended.

         The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any consolidation or merger of the Company with and into any other corporation, to amend all outstanding options to permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options then outstanding and subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the grantee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

         11.  Miscellaneous.

              (a) Separate Plan. This Plan is separate and independent from any other stock option plan or similar plan of the Company.

              (b) Option Agreements. Options granted hereunder shall be evidenced by option agreements ("Option Agreements") containing such terms and conditions as the Board of Directors shall establish from time to time consistent with this Plan. Option Agreements need not be identical but each Option Agreement shall contain, without limitation, language including the substance of the following provisions:

              (i) Number of Shares and Exercise Price. Each Option Agreement shall state the number of shares to which it pertains and the exercise price therefor.

              (ii) Exercise of Options. Options may be exercised only in accordance with the terms of each Option Agreement which shall include the period of time during which the option may be exercised.

              (iii) Method of Exercise and Payment of Purchase Price. An option may be exercised, as to all or part of the shares covered by the option, by the grantee delivering to the Board of Directors: (A) a written notice identifying the option being exercised, stating the number of shares being purchased and enclosing payment to the Company of the purchase price for the number of shares being exercised; and (B) such items as the Company may reasonably request. If the option is being exercised by any person or persons other than the grantee, the written notice exercising the option shall be accompanied by appropriate proof of the right of such person or persons to exercise the option.

              (iv) Additional Terms and Conditions. The Board of Directors may specify such additional terms and conditions as it deems appropriate.

              (c) Loans. Subject to the sole discretion of the Board of Directors, the Company may loan the grantee funds to finance the exercise of any option.

              (d) Governing Law. This Plan and the Option Agreements shall be interpreted and enforced in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, this Plan has been executed by the Company on the 20th day of March, 2000.

                                      SOUTHERN MICHIGAN BANCORP, INC.


                                      By:  /s/ James T. Grohalski
                                           -------------------------------
                                           James T. Grohalski
                                      Its: President and Chief Executive Officer

KZLIB:333991.4\110861-00001

                                   APPENDIX B



Southern Michigan Bancorp, Inc. is a one bank holding company. The Company's subsidiary bank (the "Bank") offers individuals, businesses, institutions and government agencies a full range of commercial banking services primarily in the southern Michigan communities in which the Bank is located and in areas immediately surrounding these communities.


CONTENTS

Management's Discussion and Analysis------------------------------------- B-1
Management's Responsibility for Financial Information-------------------- B-9 Independent Auditor's Report--------------------------------------------- B-10
Consolidated Financial Statements---------------------------------------- B-11
Notes to Consolidated Financial Statements------------------------------- B-15 Selected Financial Data/Common Stock Market Prices and Dividends--------- B-29 Shareholder Information-------------------------------------------------- B-30
Board of Directors and Strategic Management Team------------------------- B-31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS


The following discussion provides information about the Company's financial condition which supplements the Consolidated Financial Statements. The analysis should be read in conjunction with such financial statements.

FINANCIAL CONDITION

The Company functions as a financial intermediary and, as such, its financial condition should be examined in terms of trends in its sources and uses of funds.

The Company uses its funds primarily to support its lending activities. Loans increased by 18.4% in 1999 and 2.9% in 1998. The loan growth occurred in all loan categories and is the result of continued good economic conditions within the Company's market area. Commercial loans increased 17.2% as local businesses expanded to meet the growth demands of the region. Consumer loans increased 13.7% as the Bank competitively priced its boat and recreational vehicle loans and offered dealer incentives to obtain such loans. Real estate mortgage loans increased 23.0% as the Bank engaged in a home equity loan promotion and offered an attractive short-term fixed rate mortgage loan product.

Gains recognized on the sale of real estate mortgage loans to the secondary market decreased in 1999 from $1,085,000 in 1998 to $758,000. The secondary market loan activity declined in 1999 as mortgage rates increased and the refinancing activity of 1998 declined. Loans held for sale at December 31, 1999 were $991,000. The real estate portfolio largely consists of residential mortgages within the local area with a low risk of loss.

The loan growth in 1998 occurred in commercial loans, which increased by 10.3% as local businesses expanded and took advantage of lower interest rates. Consumer loans declined in 1998 as a result of competition from both financial and non-financial companies which offer borrowers other low cost financing options. The real estate portfolio increased primarily due to the offering of competitive home equity products.

Loan commitments, consisting of unused credit card and home equity lines, available amounts on revolving lines of credit and other approved loans which have not been funded, were $37,949,000 and $31,175,000 at December 31, 1999 and 1998, respectively. Most of these commitments are priced at a variable interest rate thus minimizing the Bank's risk in a changing interest rate environment.

There were no significant concentrations in any loan category as to borrower or industry. However, substantially all loans are granted to customers primarily in Southern Michigan.

Another significant component of cash flow is the securities portfolio. Total securities decreased by 20.1% in 1999 and increased by 50.6% in 1998. The funds received from maturing securities were used to fund the 1999 loan growth since the Bank was not able to fund this growth with deposits. The 1998 increase is the result of a significant increase in deposits.

The available-for-sale portfolio had net unrealized losses of $589,000 in 1999 and gains of $394,000 in 1998. During 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and transferred the entire portfolio of held to maturity securities to available for sale. The transfer was done so that the securities would be available to sell should the Company's liquidity needs require it. None of these securities were sold during 1999. There is no concentration of securities in the portfolio which would constitute an unusual risk except at year-end 1999 and 1998, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $13,114,000 and $19,883,000 with an estimated market value of $13,132,000 and $20,729,000, respectively.

Deposits traditionally represent the Company's principal source of funds. Total deposits remained stable in 1999 and increased 12.7% in 1998. The Bank was not able to increase its deposit base in 1999 because of increased competition within the Bank's market area. Local competitors have offered premium rates for deposits and the Bank has chosen not to match such rates. Also contributing to the lack of deposit growth was an increase in customer cash withdrawals late in the year in preparation for the Year 2000 rollover. The 1998 increase in deposits is the result of a complete overhaul of the Bank's personal checking accounts which allowed the Bank to increase the number of deposit accounts. The Bank experienced an increase not only in demand deposit accounts, but in other deposit accounts as well as customers opened secondary accounts to supplement their new checking accounts.

Attracting and keeping traditional deposit relationships will continue to be a challenge to the Bank, particularly with the increased competition from nondeposit products. As an alternate funding source, the Bank obtains putable advances from the Federal Home Loan Bank (FHLB) of Indianapolis. The advances are secured by a blanket collateral agreement with the FHLB giving the FHLB an unperfected security interest in the Bank's one-to-four family whole mortgage loans, U.S. Treasury and Government agencies and highly rated private mortgage-backed securities. FHLB advances can be a less expensive way to obtain longer term funds than paying a premium for long term deposits.

Premises and equipment decreased by 4.7% in 1999 and increased by 25.9% in 1998. The 1999 decrease was due to a lack of significant additions and increased depreciation because of the high level of additions in 1998. The Bank opened a new branch office in Hillsdale in October 1998 at an approximate cost of $2,000,000. The Bank made this significant investment because of the growth potential in Hillsdale. In 2000, the Bank will spend approximately $2,300,000 to renovate the Coldwater main office and the Beckley Road office.

On February 15, 2000, the Company announced that it had agreed to merge with Sturgis Bank & Trust Company of Sturgis, Michigan ("Sturgis"). The transaction is anticipated to be a tax-free exchange. It is subject to regulatory approvals and approval by the shareholders of Sturgis, and is anticipated to be effective the second half of 2000. The exchange ratio is .398 shares of the Company's common stock for one share of Sturgis' common stock.

CAPITAL RESOURCES

The Company maintains a strong capital base to take advantage of business opportunities while ensuring that it has resources to absorb the risks inherent in the business.

The Federal Reserve Board (FRB) has imposed risk-based capital guidelines applicable to the Company. These guidelines require that bank holding companies maintain capital commensurate with both on and off balance sheet credit risks of their operations. Under the guidelines, a bank holding company must have a minimum ratio of total capital to risk-weighted assets of 8 percent. In addition, a bank holding company must maintain a minimum ratio of Tier 1 capital equal to 4 percent of risk-weighted assets. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

As a supplement to the risk-based capital requirements, the FRB has also adopted leverage capital ratio requirements. The leverage ratio requirements are intended to insure that adequate capital is maintained against risk other than credit risk. The leverage ratio requirements establish a minimum ratio of Tier 1 capital to total assets of 3 percent for the most highly rated bank holding companies and banks that do not anticipate and are not experiencing significant growth. All other bank holding companies are required to maintain a ratio of Tier 1 capital to assets of 4 to 5 percent, depending on the particular circumstances and risk profile of the institution.

Regulatory agencies have determined that the capital component created by the adoption of FASB Statement 115 should not be included in Tier 1 capital. As such, the net unrealized appreciation or depreciation on available-for-sale securities is not included in the ratios listed in Note O to the financial statements. The ratios include the common stock subject to repurchase obligation in the Company's employee stock ownership plan (ESOP) and the unearned ESOP shares. As seen in Note O, the Company exceeds the well capitalized requirements.

In addition to these regulatory requirements, a certain level of capital growth must be achieved to maintain appropriate levels of equity to total assets. During 1999 and 1998, total average assets grew 7.1% and 7.2%. At the same time, average equity (including common stock held by the ESOP) decreased 2.3% in 1999 and increased 5.2% in 1998. Equity grew at lower levels than assets in both 1999 and 1998 because of the repurchase and retirement of common stock shares (82,442 shares in 1999 and 51,079 in 1998). Future growth opportunities will focus on maintaining the existing customer base and growing within selected other markets identified as providing significant growth potential.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The primary functions of asset/liability management are to assure adequate liquidity and maintain an appropriate balance between interest-earning assets and interest-bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margins and enhance consistent growth of net interest income through periods of changing interest rates.

Maturing loans and investment securities are the principal sources of asset liquidity. Securities maturing or callable within 1 year were $17,732,000 at December 31, 1999 representing 32.7% of the amortized cost of the investment securities portfolio, a decrease from the 43.4% level of 1998. Loans maturing within 1 year were $42,708,000 at December 31, 1999 representing 22.1% of the loan portfolio, a slight decrease from the 23.2% level of 1998.

Financial institutions are subject to prepayment risk in falling rate environments. Prepayments of assets carrying higher rates reduce the Company's interest income and overall asset yields. Certain portions of an institution's liabilities may be short-term or due on demand, while most of its assets may be invested in long-term loans or investments. Accordingly, the Company seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, Federal Home Loan Bank advances and short-term borrowings provide additional sources of liquidity for the Company.

During the year ended December 31, 1999, there was a net decrease in cash and cash equivalents of $4,182,000. The major sources of cash in 1999 were loan sales and maturing securities. The major uses of cash in 1999 were loan growth and loans originated for sale.

During the year ended December 31, 1998, there was a net decrease in cash and cash equivalents of $620,000. The major sources of cash in 1998 were loan sales and the increase in deposits. The major uses of cash in 1998 were the purchase of investment securities and loans originated for sale.

During the year ended December 31, 1997, there was a net increase in cash and cash equivalents of $3,328,000. The major sources of cash in 1997 were loan sales and maturing securities. The major uses of cash in 1997 were loan growth and loans originated for sale.

Federal law places restrictions on extensions of credit from banks to their parent holding company and, with certain exceptions, to other affiliates, on investments in stock or other securities thereof, and on taking of such securities as collateral for loans. State law also places restrictions on the payment of dividends by the Bank to the Company. Note L to the Consolidated Financial Statements discusses these dividend limitations.

Interest rate risk arises when the maturity or repricing characteristics of assets differ significantly from the maturity or the repricing characteristics of liabilities. Accepting this risk can be an important source of profitability and shareholder value, however excessive levels of interest rate risk could pose a significant threat to the Company's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Company's safety and soundness.

The Company measures the impact of changes in interest rates on net interest income through a comprehensive analysis of the Bank's interest rate sensitive assets and liabilities. Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds and mutual funds on which rates change daily and loans which are tied to the prime rate or a comparable index differ considerably from long-term investment securities and fixed-rate loans. Similarly, certificates of deposit and money market investment accounts are much more interest sensitive than passbook savings accounts. The shorter term interest rate sensitivities are key to measuring the interest sensitivity gap, or excess interest-earning assets over interest-bearing liabilities. In addition to reviewing the interest sensitivity gap, the Company also analyzes projected changes in market interest rates and the resulting effect on net interest income.

The following table shows the interest sensitivity gaps for five different time intervals as of December 31, 1999:


                                                  0-30          31-90         91-365          1-5        Over 5
                                                  Days          Days           Days          Years        Years
                                                  ----          ----           ----          -----        -----
Interest-earning assets                      $      54,348  $      6,439     $  56,815  $    108,904   $     21,749

Interest-bearing liabilities                        53,968        84,526        42,013        25,260         10,000
                                             ----------------------------------------------------------------------

Interest sensitivity gap                     $         380  $    (78,087)    $  14,802  $     83,644    $    11,749
                                             ======================================================================

The primary interest sensitive assets in the one year repricing range are commercial loans and adjustable rate mortgage loans. The primary interest sensitive liabilities in the one year repricing range are money market investment accounts, certificates of deposit and interest bearing checking accounts. This analysis indicates that growth in rate sensitive liabilities has outpaced the growth in rate sensitive assets in the one year range. This has occurred primarily as a result of the inclusion of interest bearing checking accounts and savings accounts in a repricing period of one year or less as these accounts have become rate sensitive as interest rates have fluctuated. The long-term interest sensitivity gap indicates that the Company's net interest margin would improve with an increase in interest rates and decline with further declines in interest rates. Trying to minimize the interest sensitivity gap is a continual challenge in a changing rate environment and one of the objectives of the Company's asset/liability strategy.

RESULTS OF OPERATIONS

Net interest income is an effective measurement of how well management has balanced the Company's interest rate sensitive assets and liabilities. Net interest income increased by 1.8% in 1999, 1.7% in 1998 and 10.2% in 1997. The 1999 increase is due to the reinvestment of funds held in the investment securities portfolio into the higher yielding loan portfolio, partially offset by increased interest expense as a result of increased FHLB advances. The 1998 increase is due to the reinvestment of funds held in overnight federal funds accounts into higher yielding investment securities. The 1997 net interest income increased as a result of the reinvestment of funds received from maturing investment securities into the higher yielding loan portfolio, along with the stability of the Company's cost of funds.

The uncertain economic environment and potential fluctuations in interest rates are expected to continue to impact the Company and the industry in 2000. Depending on these interest rate fluctuations, there may be continued market pressure to raise deposit rates in 2000 and to lower loan rates. The Company monitors deposit rates on a weekly basis and adjusts deposit rates as the market dictates. Loan rates are subject to change as the national prime rate changes and are also influenced by competitor's rates. An increase in deposit rates occurring at the same time as loan rate decreases would cause the Company's net interest income to decline.

The provision for loan losses is based on an analysis of the required additions to the allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Some factors considered by management in determining the level at which the allowance is maintained include specific credit reviews, past loan loss experience, current economic conditions and trends, results of examinations by regulatory agencies and the volume, growth and composition of the loan portfolio.

The provision for loan losses was $852,000 in 1999, $600,000 in 1998 and $460,000 in 1997. The 1999 provision increase occurred to provide for loan growth and increased charge-offs, primarily as a result of increased customer bankruptcies. Net commercial loan charge-offs totaled $334,000 in 1999; $267,000 of this was attributable to three commercial borrowers that discontinued business operations during 1999. The 1998 provision was increased to provide for increased charge-offs and delinquencies, primarily as a result of increased customer bankruptcies. The 1997 provision was increased to provide for loan growth and the increase in charge-offs and delinquencies. Several customers, including a large commercial borrower, declared bankruptcy during 1997 resulting in increased charge-offs. It is anticipated that the Company will continue to experience higher than normal losses in 2000. The provision will be adjusted quarterly, if necessary, to reflect actual charge-off experience and any known future losses.

Non-interest income, excluding security gains and losses, decreased by 5.4% in 1999 and increased by 30.2% in 1998 and 15.2% in 1997. The 1999 decrease is due primarily to a decline in gains recognized on the sale of real estate mortgage loans to the secondary market. In order to reduce the risk associated with changing interest rates, the Bank regularly sells fixed rate real estate mortgage loans on the secondary market. The Bank recognizes a profit at the time of the sale and receives a fee in order to service the loans. As fixed rate mortgage rates increased in 1999, the number of new loans and refinancing activities declined.

The 1998 increase is due to increased service charge income, increased gains recognized on the sale of secondary market real estate mortgage loans and increased income from the Bank's automatic teller machines (ATMs). The Bank increased its deposit base by 12.7% in 1998 and generated additional service charges as a result of the growth. During this period of relatively low interest rates, the Bank generated large volumes of fixed rate mortgage loans which were sold to the secondary market. During 1998, the Bank began assessing a fee to noncustomers who use the Bank's ATMs and thus increased fees generated.

The 1997 increase is due to increased service charges on deposit accounts as a result of the additional deposits purchased in connection with the acquisition of two branches late in 1996, increased gains recognized on the sale of secondary market real estate mortgage loans in 1997 due to an increase in activity, increased fees from the sale of nondepository investment products in 1997 due to an increase in activity and unrecognized losses on real estate mortgage loans held for sale recorded in 1996. These increases were partially offset by a decline in trust income due to a decline in trust assets and a decline in earnings on Bank owned life insurance policies due to an increase in premium payments.

Security gains of $5,000 were recognized in 1997. No sales occurred in 1999 or 1998.

Non-interest expense increased by 2.2% in 1999, 1.8% in 1998 and 16.0% in 1997. In 1999, salaries and benefit expenditures increased as additional loan department employees were added to assist with the increased loan volume. Occupancy and equipment costs were higher in 1999 as a result of the addition of the new Hillsdale branch and its equipment additions, increasing maintenance on the Bank's older properties and technological upgrades to the Bank's mainframe and personal computers. Professional and outside services were higher in 1999 as a result of increased usage of consultants for general bank consulting purposes. Advertising and marketing expenses were down for 1999 as a result of higher expenses paid to promote the Bank's new checking product in 1998.

The primary expense categories that increased in 1998 were occupancy and equipment and professional and outside services. Occupancy and equipment costs increased as a result of the opening of the new Hillsdale branch and continued upgrades to the Bank's technology base. Professional and outside services increased as a result of increased usage of consultants for general bank consulting purposes.

The 1997 increase was due to additional personnel costs, occupancy and equipment costs, advertising and marketing expenditures, training costs and intangible asset amortization as a result of the acquisition of two branches late in 1996. Trust department expenses also increased in 1997 as professional consultants and new trust administrators were added in order to increase the trust department's market share. Equipment costs increased in 1997 as the Company invested in significant technological upgrades.

Income tax expense was $1,005,000 in 1999, $1,185,000 in 1998 and $1,085,000 in
1997. Tax-exempt income continues to have a major impact on the Company's tax expense. The lower coupon rate on municipal instruments is offset by the nontaxable feature of the income earned on such instruments. This resulted in a lower effective tax rate and reduced federal income tax expense by approximately $358,000 in 1999, $350,000 in 1998 and $254,000 in 1997.

Results of operations can be measured by various ratio analyses. Two widely recognized performance indicators are the return on equity and the return on assets. The Company's return on average equity was 16.4% in 1999, 17.5% in 1998 and 15.0% in 1997. The return on average assets was 1.2% in 1999, 1.4% in 1998 and 1.3% in 1997.

The majority of assets and liabilities of a financial institution are monetary in nature and therefore differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. However, inflation does have an important impact on the growth of total assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity-to-assets ratio. Another significant effect of inflation is on other expenses, which tend to rise during periods of general inflation.

Management believes the most significant impact on financial results is the Company's ability to react to changes in interest rates. As discussed previously, management is attempting to maintain an essentially balanced position between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations.

YEAR 2000

The Company had a successful Year 2000 rollover. The Company has not experienced any significant Year 2000 problems as a result of the rollover, and is not aware of any customers that have experienced material Year 2000 problems. This success can be attributed to the fact that the Company began addressing Year 2000 issues in mid 1997. The Company followed a plan to identify all critical business processes and established a priority schedule for assessment of each process. As the Company worked through its Year 2000 plan, any hardware, software, equipment or vendor provided services that were identified as not Year 2000 compliant were either upgraded or retired. While no Year 2000 problems have been identified to date, monitoring will continue for most of 2000 to assure that all Year 2000 issues have been addressed.

NONPERFORMING ASSETS

Nonperforming assets include nonaccrual loans, accruing loans past due 90 days or more, and other real estate which includes foreclosures and deeds in lieu of foreclosure.

A loan generally is classified as nonaccrual when full collectibility of principal or interest is doubtful or a loan becomes 90 days past due as to principal or interest, unless management determines that the estimated net realizable value of the collateral is sufficient to cover the principal balance and accrued interest. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed, and unpaid interest accrued in prior years is charged to the allowance for loan losses. Nonperforming loans are returned to performing status when the loan is brought current and has performed in accordance with contract terms for a period of time.

The following table sets forth the aggregate amount of nonperforming loans in each of the following categories:


                                                                                        December 31
                                                                          1999             1998            1997
                                                                          -------------------------------------
                                                                                  (Dollars in thousands)
Nonaccrual loans:
     Commercial, financial and agricultural                           $        306    $        343     $      1,026
     Real estate mortgage                                                       23               -                -
     Installment                                                                 -               -               61
                                                                      ---------------------------------------------
                                                                               329             343            1,087

Loans contractually past due 90 days or more:
     Commercial, financial and agricultural                                    432             807            1,067
     Real estate mortgage                                                      134             161              630
     Installment                                                                34             120              966
                                                                      ---------------------------------------------
                                                                               600           1,088            2,663
                                                                      ---------------------------------------------

Total nonperforming loans                                                      929           1,431            3,750
Other real estate owned                                                          4             166              103
                                                                      ---------------------------------------------

Total nonperforming assets                                            $        933    $      1,597     $      3,853
                                                                      ---------------------------------------------

Nonperforming loans to year-end loans                                          .48%           .88%            2.36%
                                                                               ===            ===             ====
Nonperforming assets to year-end loans
  and other real estate owned                                                  .48%           .98%            2.43%
                                                                               ===            ===             ====


Nonperforming loans are subject to continuous monitoring by management and are specifically reserved for in the allowance for loan losses where appropriate.

At December 31, 1999, the Company had approximately $2,683,000 in commercial, financial and agricultural loans for which payments are presently current but the borrowers are experiencing certain financial and/or operational difficulties. These loans are subject to frequent management review and their classification is reviewed on a monthly basis.

In management's evaluation of the loan portfolio risks, any significant future increases in nonperforming loans is dependent to a large extent on the economic environment. In a deteriorating or uncertain economy, management applies more conservative assumptions when assessing the future prospects of borrowers and when estimating collateral values. This may result in a higher number of loans being classified as nonperforming.

REGULATORY MATTERS

Representatives of the Financial Institutions Bureau, a division of the Department of Commerce of the State of Michigan, completed an examination at the Company's subsidiary bank using financial information as of May 24, 1999. The purpose of the examination was to determine the safety and soundness of the Bank.

Examination procedures require individual judgments about a borrower's ability to repay loans, sufficiency of collateral values and the effects of changing economic circumstances. These procedures are similar to those employed by the Company in determining the adequacy of the allowance for loan losses and in classifying loans. Judgments made by regulatory examiners may differ from those made by management. The Company's level and classification of identified potential problem loans was not revised significantly as a result of this regulatory examination process.

Management and the Board of Directors evaluate existing practices and procedures on an ongoing basis. In addition, regulators often make recommendations during the course of their examination that relate to the operations of the Company and the Bank. As a matter of practice, management and the Board of Directors consider such recommendations promptly.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's primary market risk exposure is interest rate risk and to a lesser extent liquidity risk. See Liquidity and Interest Rate Sensitivity, above. Business is transacted in U.S. dollars with no foreign exchange rate risk or any direct exposure to changes in commodity prices.

The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates as of December 31, 1999 and 1998. The Company had no derivative financial instruments, or trading portfolio, at either date. The expected maturity date values for loans receivable, mortgage-backed securities and investment securities were calculated without adjusting the instrument's contractual maturity date for expectations of prepayments. Expected maturity date values for interest-bearing core deposits were not based upon estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing. Similarly, with respect to its variable rate instruments, the Company believes that repricing dates, as opposed to expected maturity dates may be more relevant in analyzing the value of such instruments and are reported as such in the following table. Company borrowings are also reported based on conversion or repricing dates.


                                                      1999 Principal Amount Maturing in:                      Fair Value
                                     2000       2001       2002       2003       2004    Thereafter    Total    12/31/99
                                     ----       ----       ----       ----       ----    ----------    -----    --------
Rate sensitive assets:
   Fixed interest rate loans     $  11,510  $   5,997  $  10,769  $  11,439  $  16,581  $  23,127  $  79,423  $  78,477
     Average interest rate            8.98       9.01       9.03       9.52       9.72       9.31       9.12
   Variable interest rate loans     84,171      5,636      4,514      6,928     10,934      1,765    113,948    113,948
     Average interest rate            8.65       8.92       8.89       9.03       8.90       9.17       8.75
   Fixed interest rate securities    9,638      7,985     11,546     11,217      2,902     10,941     54,229     54,229
     Average interest rate            5.45       5.57       5.64       5.87       5.44       5.32       5.60
   Other interest bearing assets       655                                                               655        655
     Average interest rate           5.14%                                                              5.14%

Rate sensitive liabilities
   Interest bearing demand
     deposits                       82,498                                                            82,498     82,498
     Average interest rate            3.19                                                              3.19
   Passbook savings                 30,793                                                            30,793     30,793
     Average interest rate            2.40                                                              2.40
   Time deposits                    57,453      8,044      5,765        574         29                71,865     71,959
     Average interest rate            5.11       5.65       5.55       5.15       5.14                  5.23
   Other deposits                    6,482      2,792      1,265        234      4,250                15,023     14,911
     Average interest rate            4.87       5.25       5.29       5.30       5.31                  5.11
   Fixed interest rate
     borrowings                     13,588      2,000                                                 15,588     15,588
     Average interest rate            5.32       5.77                                                   5.38


                                                       1998 Principal Amount Maturing in:                      Fair Value
                                     1999       2000       2001       2002       2003    Thereafter    Total    12/31/98
                                     ----       ----       ----       ----       ----    ----------    -----    --------
Rate sensitive assets:
   Fixed interest rate loans     $   9,887  $   6,679  $   8,478  $  10,259  $  11,483  $  11,582  $  58,368  $  58,653
     Average interest rate           10.81       9.98      10.25      10.50       9.79       9.01      10.02
   Variable interest rate loans     77,513      5,190      4,157      6,380     10,069      1,626    104,935    104,935
     Average interest rate            8.75       8.63       8.65       8.79       9.00       8.72       8.70
   Fixed interest rate securities   21,933     11,304      7,962      5,327      2,971     18,397     67,894     68,831
     Average interest rate            4.71       4.62       4.59       4.64       4.58       4.71       4.60
   Other interest bearing assets     6,610                                                             6,610      6,610
     Average interest rate           4.84%                                                             4.84%

Rate sensitive liabilities
   Interest bearing demand
     deposits                       79,255                                                            79,255     79,255
     Average interest rate            3.05                                                              3.05
   Passbook savings                 31,797                                                            31,797     31,797
     Average interest rate            2.30                                                              2.30
   Time deposits                    54,704     10,774      5,164      1,797          0          0     72,439     72,899
     Average interest rate            5.11       4.83       4.74       4.81                             5.00
   Other deposits                    6,461      2,825      1,282        235      4,289                15,092     16,209
     Average interest rate            4.35       5.81       5.72       5.65       5.60                  5.40
   Fixed interest rate
     borrowings                                 3,588      2,000                                       5,588      5,588
     Average interest rate                       5.47       5.47                                        5.47

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL INFORMATION


Management of Southern Michigan Bancorp, Inc. has prepared and is responsible for the accompanying financial statements and for their integrity and objectivity. In the opinion of management, the financial statements, which necessarily include amounts based on management's estimates and judgements, have been prepared in conformity with generally accepted accounting principles on a consistent basis. Management also prepared the other information in the Annual Report and is responsible for its accuracy and consistency with the financial statements.

The Company maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with the Company's authorizations and policies. Further, such a system provides reasonable assurances as to the integrity and reliability of the financial statements which fairly present financial position and results of operations in conformity with generally accepted accounting principles. Internal accounting controls are augmented by written policies covering standards of personal and business conduct and an organizational structure providing for division of responsibility and authority.

Management monitors the effectiveness of and compliance with established control systems through a continuous program of internal audit and credit examinations and recommends possible improvements thereto. In addition, as part of their audit of the Company's financial statements, Crowe, Chizek and Company LLP, independent auditors, completed an evaluation of selected internal accounting controls to establish a basis for reliance thereon in determining the nature, timing, and extent of audit tests to be applied. Management has considered the recommendations from the examination of controls concerning the Company's system of internal controls and has taken actions that we believe are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 1999, the Company's system of internal controls is adequate to accomplish the objectives discussed herein. Further, management believes the system of controls has prevented or detected on a timely basis any occurrences that could be material to the financial statements and that timely corrective actions have been initiated when appropriate.

The Board of Directors exercises its responsibility for the financial statements and related information through the Audit Committee, which is composed entirely of outside directors. The Audit Committee meets regularly with management and Crowe, Chizek and Company LLP, to assess the scope of the annual audit plan and to review the status of results of audits, including major changes in accounting policies and reporting practices. Crowe, Chizek and Company LLP has direct and confidential access to the Audit Committee at all times to discuss the results of their audits.



                               /s/ James T. Grohalski
                               ------------------------------
                               James T. Grohalski
                               President & C.E.O.

REPORT OF INDEPENDENT AUDITORS



                               [CROWE CHIZEK LOGO]




Shareholders and Board of Directors
Southern Michigan Bancorp, Inc.
Coldwater, Michigan


We have audited the accompanying consolidated balance sheets of Southern Michigan Bancorp, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Michigan Bancorp, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

As disclosed in Note C, on July 1, 1999 the Company changed its method of accounting for derivative instruments and hedging activities to comply with new accounting guidance.





                                             Crowe, Chizek and Company LLP

South Bend, Indiana
February 11, 2000

CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares)



                                                                                                  December 31,
                                                                                              1999           1998
                                                                                        ---------------------------
ASSETS
Cash                                                                                    $     4,217     $     3,021
Due from banks                                                                                7,829          13,207
                                                                                        ---------------------------
     Cash and cash equivalents                                                               12,046          16,228
Federal funds sold                                                                                            4,000
Securities available for sale                                                                54,229          36,138
Securities held to maturity (fair value $32,693 - 1998)                                                      31,756
Loans, net of allowance for loan losses $2,132 - 1999 ($2,026 - 1998)                       191,239         161,277
Premises and equipment                                                                        6,705           7,036
Accrued interest receivable                                                                   2,442           2,418
Net cash surrender value of life insurance                                                    5,251           5,026
Other assets                                                                                  3,913           2,972
                                                                                        ---------------------------
     TOTAL ASSETS                                                                       $   275,825     $   266,851
                                                                                        ===========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest bearing                                                           $    33,124     $    34,778
         Interest bearing                                                                   200,179         198,583
                                                                                        ---------------------------
              Total deposits                                                                233,303         233,361
     Accrued expenses and other liabilities                                                   3,542           3,116
     Other borrowings                                                                        15,000           5,000
                                                                                        ---------------------------
         TOTAL LIABILITIES                                                                  251,845         241,477

Common stock subject to repurchase obligation in
  Employee Stock Ownership Plan, shares outstanding - 130,502 in 1999
  (150,727 in 1998)                                                                           3,990           6,029

Shareholders' equity
     Preferred stock, 100,000 shares authorized; none issued or outstanding
     Common stock, $2.50 par value:
         Authorized - 4,000,000 shares
         Issued - 1,969,259 shares in 1999 (1,872,677 in 1998)
         Outstanding - 1,838,757 shares in 1999 (1,721,950 in 1998)                           4,597           4,305
     Additional paid-in capital                                                               8,421           3,863
     Retained earnings                                                                        7,949          11,505
     Accumulated other comprehensive income (loss), net of tax $200 - 1999,
       $(134) - 1998                                                                           (389)            260
     Unearned Employee Stock Ownership Plan shares                                             (588)           (588)
                                                                                        ---------------------------
         TOTAL SHAREHOLDERS' EQUITY                                                          19,990          19,345
                                                                                        ---------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $   275,825     $   266,851
                                                                                        ===========================


See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands, except number of shares and per share data)


                                                                                       Accumulated
                                                                                          Other
                                                                                       Comprehensive
                                                               Additional                 Income,      Unearned
                                                     Common      Paid-In     Retained     (Loss)         ESOP
                                                     Stock       Capital     Earnings   Net of Tax      Shares       TOTAL
                                                --------------------------------------------------------------------------
BALANCE AT JANUARY 1, 1997                      $   2,174   $     2,734    $  14,687    $     21     $           $  19,616

Net income for 1997                                                            3,032                                 3,032
Cash dividends declared - $.52 per share                                      (1,109)                               (1,109)
Common stock issued under dividend
  reinvestment plan (9,879 shares)                     25           365                                                390
100% stock dividend issued (956,695
  shares)                                           2,392                     (2,392)
Change in common stock subject
  to repurchase                                      (159)       (1,185)                                            (1,344)
Net change in unrealized gain on
  available for sale securities, net of tax                                                    5                         5
                                                --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                        4,432         1,914       14,218          26                    20,590

Net income for 1998                                                            3,549                                 3,549
Cash dividends declared - $.60 per share                                      (1,262)                               (1,262)
Common stock issued under dividend
  reinvestment plan (6,835 shares)                     18           233                                                251
Common stock repurchased and
  retired (51,079 shares)                            (128)       (2,171)                                            (2,299)
Transfer from retained earnings to
  additional paid-in capital                                      5,000       (5,000)
Change in common stock subject
  to repurchase                                       (17)       (1,113)                                            (1,130)
Purchase of shares by ESOP
  (14,000 shares)                                                                                         (588)       (588)
Net change in unrealized gain on
  available for sale securities, net of tax                                                  234                       234
                                                --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                        4,305         3,863       11,505         260          (588)     19,345

Net income for 1999                                                            3,300                                 3,300
Cash dividends declared - $.68 per share                                      (1,373)                               (1,373)
10% stock dividend issued (179,024
  shares)                                             447         5,036       (5,483)
Common stock repurchased and
  retired (82,442 shares)                            (206)       (2,466)                                            (2,672)
Change in common stock subject
  to repurchase                                        51         1,988                                              2,039
Net change in unrealized gain (loss) on
  available for sale securities, net of tax                                                 (649)                     (649)
                                                --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                    $   4,597   $     8,421    $   7,949    $   (389)    $    (588)  $  19,990
                                                ==========================================================================


See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)


                                                                                    Year ended December 31,
                                                                              1999            1998           1997
                                                                         ------------------------------------------
Interest income:
     Loans, including fees                                               $    16,577    $    15,781     $    15,545
     Securities:
         Taxable                                                               2,235          2,305           2,189
         Tax-exempt                                                            1,132          1,094             861
                                                                         ------------------------------------------
                                                                               3,367          3,399           3,050
     Other                                                                       107            266              74
                                                                         ------------------------------------------
         Total interest income                                                20,051         19,446          18,669
Interest expense:
     Deposits                                                                  7,738          7,622           7,260
     Other                                                                       697            410             183
                                                                         ------------------------------------------
         Total interest expense                                                8,435          8,032           7,443
                                                                         ------------------------------------------
NET INTEREST INCOME                                                           11,616         11,414          11,226
Provision for loan losses                                                        852            600             460
                                                                         ------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                           10,764         10,814          10,766

Non-interest income:
     Service charges on deposit accounts                                       1,064            978             835
     Trust fees                                                                  486            500             528
     Securities gains                                                                                             5
     Net gains on loan sales                                                     758          1,085             550
     Earnings on life insurance assets                                           208            220             181
     Other                                                                       509            413             360
                                                                         ------------------------------------------
                                                                               3,025          3,196           2,459
Non-interest expense:
     Salaries and employee benefits                                            4,569          4,528           4,508
     Occupancy                                                                   854            781             697
     Equipment                                                                   979            872             762
     Printing, postage and supplies                                              385            466             419
     Advertising and marketing                                                   287            417             444
     Professional and outside services                                           428            326             242
     Other                                                                     1,982          1,886           2,036
                                                                         ------------------------------------------
                                                                               9,484          9,276           9,108
                                                                         ------------------------------------------
Income before income taxes                                                     4,305          4,734           4,117
Federal income taxes                                                           1,005          1,185           1,085
                                                                         ------------------------------------------
NET INCOME                                                                     3,300          3,549           3,032
Other comprehensive income:
     Unrealized gains (losses) on securities arising during the year          (1,599)           355              13
     Net cumulative effect of adopting new accounting principle                  616
     Reclassification adjustment for accumulated (gains) losses
       included in net income                                                                                    (5)
     Tax effect                                                                  334           (121)             (3)
                                                                         ------------------------------------------
     Other comprehensive income (loss)                                          (649)           234               5
                                                                         ------------------------------------------

COMPREHENSIVE INCOME                                                     $     2,651    $     3,783     $     3,037
                                                                         ==========================================

BASIC AND DILUTED EARNINGS PER COMMON SHARE                              $      1.64    $      1.70     $      1.44
                                                                         ==========================================



See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)


                                                                                   Year ended December 31,
                                                                             1999            1998           1997
                                                                         ------------------------------------------
OPERATING ACTIVITIES
     Net income                                                          $     3,300    $     3,549     $     3,032
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Provision for loan losses                                               852            600             460
         Depreciation                                                            711            599             527
         Net amortization of investment securities                               206            182             138
         Net realized gain on sales of investment securities                                                     (5)
         Loans originated for sale                                           (27,348)       (34,550)        (17,175)
         Proceeds on loans sold                                               27,773         35,167          17,489
         Net gains on loan sales                                                (758)        (1,085)           (550)
         Net change in:
              Accrued interest receivable                                        (24)          (342)           (161)
              Other assets                                                      (607)            60             124
              Accrued expenses and other liabilities                             481           (459)            160
                                                                         ------------------------------------------
         Net cash from operating activities                                    4,586          3,721           4,039

INVESTING ACTIVITIES
     Net (increase) decrease in federal funds sold                             4,000            500          (4,500)
     Activity in available-for-sale securities:
         Sales                                                                                                  255
         Maturities and calls                                                 19,238          9,522          12,187
         Purchases                                                           (19,387)       (32,808)         (1,167)
     Activity in held-to-maturity securities:
         Maturities and calls                                                 12,625          6,852           4,355
         Purchases                                                                           (6,213)         (4,230)
     Increase in net cash surrender value of life insurance                     (225)          (612)           (432)
     Loan originations and payments, net                                     (30,481)        (4,531)         (6,230)
     Additions to premises and equipment                                        (380)        (2,047)           (888)
                                                                         ------------------------------------------
         Net cash from investing activities                                  (14,610)       (29,337)           (650)

FINANCING ACTIVITIES
     Net change in deposits                                                      (58)        26,296          (2,402)
     Proceeds from other borrowings                                           10,000          2,000           3,000
     Common stock issued                                                                        251             390
     Cash dividends paid                                                      (1,428)        (1,252)         (1,049)
     Repurchase of common stock                                               (2,672)        (2,299)
                                                                         ------------------------------------------
         Net cash from financing activities                                    5,842         24,996             (61)
                                                                         ------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                       (4,182)          (620)          3,328
Beginning cash and cash equivalents                                           16,228         16,848          13,520
                                                                         ------------------------------------------
ENDING CASH AND CASH EQUIVALENTS                                         $    12,046    $    16,228     $    16,848
                                                                         ==========================================

Transfers of securities from held to maturity
  to available for sale                                                  $    19,747    $         -     $         -


See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND INDUSTRY SEGMENTS: Southern Michigan Bancorp, Inc. is a bank holding company. The Company's business is concentrated in the banking industry segment. The business of commercial and retail banking accounts for more than 90% of its revenues, operating income and assets. While the Company's chief decision makers monitor the revenue stream of various company products and services, operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the Company's banking operations are considered by management to be aggregated into one operating segment. The Bank offers individuals, businesses, institutions and government agencies a full range of commercial banking services primarily in the southern Michigan communities in which the Bank is located and in areas immediately surrounding these communities. The Bank grants commercial, real estate and consumer loans to customers. The majority of loans are secured by business assets, commercial and residential real estate, and consumer assets. There are no foreign loans.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Southern Michigan Bancorp, Inc. (the Company) and its wholly owned subsidiary, Southern Michigan Bank & Trust (the Bank), after elimination of significant intercompany balances and transactions.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses, deferred income tax provisions, fair values of certain securities and other financial instruments and the actuarial present value of pension benefit obligations, net periodic pension expense and prepaid pension costs.

SECURITIES: Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value, with unrealized gains and losses reported in other comprehensive income and shareholders' equity, net of tax. Securities classified as available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk, and other factors.

Premiums and discounts on securities are recognized in interest income using the level yield method over the estimated life of the security. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Securities are written down to fair value when a decline in fair value is not temporary.

LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days, unless the loan is both well secured and in the process of collection. Payments received on such loans are reported as principal reductions.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Estimating the risk of loss and the amount of loss on any loans is necessarily subjective. Accordingly, management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. A problem loan is charged-off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that all principal and interest amounts will not be collected according to the original terms of the loan.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally using accelerated methods over their estimated useful lives. These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Major improvements are capitalized.

SERVICING RIGHTS: Servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues.

Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

GOODWILL AND CORE DEPOSIT INTANGIBLES: Goodwill is the excess of purchase price over identified net assets in business acquisitions. Goodwill is amortized on the straight-line method over 15 years. Identified intangibles represent the value of depositor relationships purchased and are amortized on accelerated methods over 10 years. Goodwill and identified intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary. Goodwill was $745,000 and $807,000 and core deposit intangibles were $376,000 and $464,000 at December 31, 1999 and 1998, respectively. These balances are included in other assets.

OTHER REAL ESTATE: Other real estate was $161,000 and $166,000 at December 31, 1999 and 1998 and is included in other assets. Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are initially recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and real estate is carried at the lower of cost or fair value less estimated cost of disposal.

INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

EARNINGS AND DIVIDENDS PER COMMON SHARE: Basic earnings per common share is based on net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share reflects the dilutive effect of any additional potential common shares. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issue of the financial statements.

CASH FLOW INFORMATION: For purposes of the consolidated statements of cash flows, the Company considers cash and due from banks as cash and cash equivalents. The Company reports net cash flows for customer loan and deposit transactions.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes the net change in unrealized gains and losses on securities available for sale, net of tax, which is also recognized as a separate component of shareholders' equity.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect such estimates.

CONCENTRATIONS OF CREDIT RISK: The Company grants commercial, real estate and installment loans to customers mainly in Southern Michigan. Commercial loans include loans collateralized by commercial real estate, business assets and agricultural loans collateralized by crops and farm equipment. Commercial, financial and agricultural loans make up approximately 50% of the loan portfolio and the loans are expected to be repaid from cash flow from operations of businesses. Residential mortgage loans make up approximately 33% of the loan portfolio and are collateralized by mortgages on residential real estate. Consumer loan loans make up approximately 17% of the loan portfolio and are primarily collateralized by consumer assets.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK: The Company, in the normal course of business, makes commitments to extend credit which are not reflected in the consolidated financial statements.

LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the consolidated financial statements at December 31, 1999 and 1998.

RECLASSIFICATIONS: Some items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.


NOTE B - BASIC AND DILUTED EARNINGS PER COMMON SHARE

A reconciliation of the numerators and denominators of the computations of basic and diluted earnings per common share for the years ended December 31, 1999, 1998 and 1997 is presented below:

                                                                                   Year Ended December 31,
                                                                            1999            1998           1997
                                                                            ----            ----           ----
BASIC EARNINGS PER COMMON SHARE

     Net income (in thousands)                                           $     3,300    $     3,549     $     3,032
                                                                         ===========    ===========     ===========

     Weighted average common shares outstanding                            2,027,015      2,084,821       2,101,494

     Less:  Unallocated ESOP shares                                          (15,400)        (2,566)              -
                                                                         -----------    -----------     -----------

     Weighted average common shares outstanding for basic
       earnings per common share                                           2,011,615      2,082,255       2,101,494
                                                                         ===========    ===========     ===========

     Basic earnings per common share                                     $      1.64    $      1.70     $      1.44
                                                                         ===========    ===========     ===========

DILUTED EARNINGS PER COMMON SHARE

     Net income (in thousands)                                           $     3,300    $     3,549     $     3,032
                                                                         ===========    ===========     ===========

     Weighted average common and dilutive
       potential common shares outstanding                                 2,011,615      2,082,255       2,101,494
                                                                         ===========    ===========     ===========

     Diluted earnings per common share                                   $      1.64    $      1.70     $      1.44
                                                                         ===========    ===========     ============


NOTE C - SECURITIES

Year end investment securities were as follows (in thousands):


                                                                            GROSS           GROSS
                                                           AMORTIZED     UNREALIZED      UNREALIZED        FAIR
AVAILABLE FOR SALE, 1999                                     COST           GAINS          LOSSES          VALUE
                                                          ---------------------------------------------------------


U.S. Treasury and Government agencies                     $    15,885    $              $      (344)    $    15,541
States and political subdivisions                              28,529            106           (224)         28,411
Corporate securities                                            6,203              1            (32)          6,172
Mortgage-backed securities                                      3,278                           (96)          3,182
                                                          ---------------------------------------------------------
Total debt securities                                          53,895            107           (696)         53,306
Equity securities                                                 923                                           923
                                                          ---------------------------------------------------------
TOTAL                                                     $    54,818    $       107    $      (696)    $    54,229
                                                          =========================================================

There were no securities held to maturity as of December 31, 1999.


AVAILABLE FOR SALE, 1998

U.S. Treasury and Government agencies                     $     9,019    $        68    $               $     9,087
States and political subdivisions                              20,236            315             (5)         20,546
Corporate securities                                            1,302              8                          1,310
Mortgage-backed securities                                      2,677              8                          2,685
                                                          ---------------------------------------------------------
Total debt securities                                          33,234            399             (5)         33,628
Equity securities                                               2,510                                         2,510
                                                          ---------------------------------------------------------
TOTAL                                                     $    35,744    $       399    $        (5)    $    36,138
                                                          =========================================================

HELD TO MATURITY, 1998
States and political subdivisions                         $    16,460    $       897    $               $    17,357
Corporate securities                                           14,592             49             (9)         14,632
                                                          ---------------------------------------------------------
Total debt securities                                          31,052            946             (9)         31,989
Equity securities                                                 704                                           704
                                                          ---------------------------------------------------------
TOTAL                                                     $    31,756    $       946    $        (9)    $    32,693
                                                          =========================================================


Sales of available for sale securities were (in thousands):

                                                                            1999            1998           1997
                                                                         ------------------------------------------

         Proceeds                                                        $         0    $         0     $       255
         Gross gains                                                               0              0               5
         Gross losses                                                              0              0               0


Contractual maturities of debt securities at year-end 1999 were as follows (in thousands). Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                          AMORTIZED        FAIR
                                                                                            COST           VALUE
                                                                                        ---------------------------
         Due in one year or less                                                        $     8,994     $     8,991
         Due from one to five years                                                          31,906          31,571
         Due from five to ten years                                                           7,057           6,863
         Due after ten years                                                                  2,660           2,699
         Mortgage-backed securities                                                           3,278           3,182
                                                                                        ---------------------------
                                                                                        $    53,895     $    53,306
                                                                                        ===========================


Investment securities with an amortized cost of $2,911,000 and $3,303,000 were pledged as collateral for public deposits and for other purposes in 1999 and 1998.

Except as indicated, total securities of any state (including all its political subdivisions) were less than 10% of shareholders' equity. At year-end 1999 and 1998, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $13,114,000 and $19,883,000 with an estimated market value of $13,132,000 and $20,729,000, respectively.

As of July 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted by SFAS No. 133, the Company transferred securities with an amortized cost of $19,131,000 and a fair value of $19,747,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during 1999.

NOTE D - LOANS

Loans at year-end were as follows (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------

         Commercial                                                                     $    96,758     $    82,533
         Consumer                                                                            33,190          29,203
         Real estate mortgage                                                                62,432          50,909
         Loans held for sale, net of valuation allowance of $-0- in 1999 and 1998               991             658
                                                                                        ---------------------------
                                                                                            193,371         163,303
         Less allowance for loan losses                                                      (2,132)         (2,026)
                                                                                        ---------------------------
         LOANS, NET                                                                     $   191,239     $   161,277
                                                                                        ===========================


Certain directors and executive officers of the Company and the Bank, including their associates and companies in which they are principal owners, were loan customers of the Bank. The following is a summary of loans (in thousands) exceeding $60,000 in the aggregate to these individuals and their associates.

                                                                                            1999           1998
                                                                                        ---------------------------

         Balance at January 1                                                           $     3,923     $     3,722
         New loans                                                                            6,222           7,767
         Repayments                                                                          (5,487)         (7,624)
         Other changes, net                                                                    (156)             58
                                                                                        ---------------------------
         BALANCE AT DECEMBER 31                                                         $     4,502     $     3,923
                                                                                        ===========================


The unpaid principal balance of mortgage loans serviced for others, which are not included on the consolidated balance sheet, was $69,880,000 and $51,462,000 at December 31, 1999 and 1998, respectively. Related escrow deposit balances were approximately $11,000 and $2,000 at December 31, 1999 and 1998, respectively.

Activity for capitalized mortgage servicing rights was as follows (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------

         Balance at January 1                                                           $       595     $       327
         Additions                                                                              377             468
         Amortized to expense                                                                  (176)           (200)
                                                                                        ---------------------------
         BALANCE AT DECEMBER 31                                                         $       796     $       595
                                                                                        ===========================


No valuation allowance for capitalized mortgage servicing rights was necessary at December 31, 1999 or 1998.

NOTE E - ALLOWANCES FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31 were as follows (in thousands):

                                                                            1999            1998           1997
                                                                         ------------------------------------------

         Balance at January 1                                            $     2,026    $     1,863     $     1,814
         Provision for loan losses                                               852            600             460
         Loans charged off                                                    (1,050)          (579)           (508)
         Recoveries                                                              304            142              97
                                                                         ------------------------------------------
         Net charge-offs                                                        (746)          (437)           (411)
                                                                         ------------------------------------------

         BALANCE AT DECEMBER 31                                          $     2,132    $     2,026     $     1,863
                                                                         ==========================================

                                                                                            1999           1998
                                                                                        ---------------------------
Information regarding impaired loans follows:

         Year end loans with allowance for loan losses allocated                        $     1,543     $     1,259
         Year end loans with no allowance for loan losses allocated                             700               0
                                                                                        ---------------------------

         Total impaired loans                                                           $     2,243     $     1,259
                                                                                        ===========================

         Amount of allowance allocated to these loans                                   $       275     $       367

         Average balance of impaired loans during the year                              $     2,415     $     1,566

         Cash basis interest income recognized during the year                          $       191     $        73

         Interest income recognized during the year                                     $       200     $       102


NOTE F - PREMISES AND EQUIPMENT

Premises and equipment consist of (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------

         Land                                                                           $       786     $       786
         Buildings and improvements                                                           7,685           7,625
         Equipment                                                                            3,442           3,157
                                                                                        ---------------------------
                                                                                             11,913          11,568
         Less accumulated depreciation                                                       (5,208)         (4,532)
                                                                                        ---------------------------
         TOTALS                                                                         $     6,705     $     7,036
                                                                                        ===========================


Depreciation and amortization expense charged to operations was approximately $711,000, $599,000 and $527,000 in 1999, 1998 and 1997, respectively.


NOTE G - DEPOSITS

The carrying amount of domestic deposits at year end follows (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------

         Non-interest bearing checking                                                  $    33,124     $    34,778
         Interest bearing checking                                                           38,927          37,055
         Passbook savings                                                                    30,793          31,797
         Money market accounts                                                               43,571          42,200
         Time deposits                                                                       71,865          72,439
         Individual retirement accounts and other deposits                                   15,023          15,092
                                                                                        ---------------------------
         TOTALS                                                                         $   233,303     $   233,361
                                                                                        ===========================

The carrying amount of time deposits over $100,000 was $23,113,000 and $21,058,000 at December 31, 1999 and 1998, respectively. Interest expense on time deposits over $100,000 was $1,198,000, $1,084,000 and $1,025,000 at
December 31, 1999, 1998 and 1997, respectively.

At year end, scheduled maturities of time deposits were as follows for the years ending December 31 (in thousands):

         2000                               $    57,453
         2001                                     8,044
         2002                                     5,765
         2003                                       574
         2004                                        29
                                            -----------
         TOTALS                             $    71,865
                                            ===========

Related party deposits were $2,061,000 and $1,374,000 at December 31, 1999 and 1998, respectively.

Cash paid for interest was $8,397,000, $8,054,000 and $7,464,000 for the years ended December 31, 1999, 1998 and 1997, respectively.


NOTE H - OTHER BORROWINGS

Other borrowings represents putable advances obtained by the Bank from the Federal Home Loan Bank (FHLB) of Indianapolis. The advances have fixed interest rates ranging from 5.31% to 5.71% until the stated call date ranging from February 22, 2000 to June 29, 2009. On the stated call date, the FHLB will have the option to convert the advances to a periodic adjustable rate and will continue to have this option quarterly thereafter. The advances may not be prepaid by the Bank prior to the FHLB exercising its option to convert the advances to an adjustable rate. The advances are secured by a blanket collateral agreement with the FHLB which gives the FHLB an unperfected security interest in the Bank's one-to-four family mortgage loans, U.S. Treasury and Government agencies, and highly rated private mortgage-backed securities.

At year-end 1999, scheduled principal reductions on these advances were as follows for the years ending December 31 (in thousands):

         2000                                            $         -
         2001                                                      -
         2002                                                  3,000
         2003                                                  2,000
         2004                                                      -
         Thereafter                                           10,000
                                                         -----------
              TOTAL FHLB ADVANCES                        $    15,000
                                                         ===========


NOTE I - INCOME TAXES

Income tax expense consists of:

                                                                            1999            1998           1997
                                                                         ------------------------------------------

         Current                                                         $     1,021    $     1,226     $     1,066
         Deferred                                                                (16)           (41)             19
                                                                         ------------------------------------------
         TOTALS                                                          $     1,005    $     1,185     $     1,085
                                                                         ==========================================

Income tax expense calculated at the statutory federal income tax rate of 34% differs from actual income tax expense as follows (in thousands):

                                                                            1999            1998           1997
                                                                         ------------------------------------------

Statutory rates                                                          $     1,464    $     1,610     $     1,400
Tax-exempt interest income                                                      (358)          (350)           (254)
Increase in net cash surrender value of life insurance policies                  (77)           (82)            (65)
Other items, net                                                                 (24)             7               4
                                                                         ------------------------------------------
TOTALS                                                                   $     1,005    $     1,185     $     1,085
                                                                         ==========================================

Year end deferred tax assets and liabilities consist of (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------
Deferred tax assets:
Net unrealized depreciation on available-for-sale securities                            $       200     $
Allowance for loan losses                                                                       497             461
Deferred compensation liability                                                                 502             470
Pension liability                                                                                99              65
Other                                                                                           185             175
                                                                                        ---------------------------
Totals                                                                                        1,483           1,171

Deferred tax liabilities:
Net unrealized appreciation on available-for-sale securities                                                    134
Mortgage servicing rights                                                                       271             202
Other                                                                                            41              14
                                                                                        ---------------------------
Totals                                                                                          312             350
                                                                                        ---------------------------
NET DEFERRED TAX ASSET                                                                  $     1,171     $       821
                                                                                        ===========================

The Company made income tax payments of $1,160,000 in 1999, $1,165,000 in 1998 and $1,130,000 in 1997. An allowance against the net deferred tax asset was not considered necessary at December 31, 1999 or 1998.


NOTE J - RETIREMENT PLANS

The defined benefit pension plan covers substantially all full-time employees. The benefits are based on years of service and the employee's average highest compensation during five consecutive years of employment. The funding policy is to contribute annually an amount sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as may be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

Information about the pension plan was as follows (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------
Change in benefit obligation:
     Beginning benefit obligation                                                       $    (2,326)    $    (1,715)
     Service cost                                                                              (133)           (140)
     Interest cost                                                                             (134)           (115)
     Actuarial (gain) loss                                                                      511            (435)
     Benefits paid                                                                              667              79
                                                                                        ---------------------------
     Ending benefit obligation                                                               (1,415)         (2,326)

Change in plan assets, at fair value:
     Beginning plan assets                                                                    2,266           1,856
     Actual return                                                                              144             335
     Employer contribution                                                                       29             154
     Benefits paid                                                                             (667)            (79)
                                                                                        ---------------------------
     Ending plan assets                                                                       1,772           2,266
                                                                                        ---------------------------
Funded status                                                                                   357             (60)
Unrecognized net actuarial gain                                                                (650)           (185)
Unrecognized transition obligation                                                               13              17
Unrecognized prior service cost                                                                  37              49
                                                                                        ---------------------------
ACCRUED PENSION COST                                                                    $      (243)    $      (179)
                                                                                        ===========================

The components of pension expense and related actuarial assumptions were as follows:

                                                                            1999            1998           1997
                                                                         ------------------------------------------

Service cost                                                             $       133    $       140     $       130
Interest cost                                                                    134            115             113
Actual return on plan assets                                                    (153)          (345)           (330)
Net amortization and deferral                                                     16            188             205
                                                                         ------------------------------------------

NET                                                                      $       130    $        98     $       118
                                                                         ==========================================

Discount rate on benefit obligation                                             7.0%           7.0%            7.0%
Long-term expected rate of return on plan assets                                8.0%           8.0%            8.0%
Rate of compensation increase                                                   3.0%           3.0%            3.5%


The Company has an employee stock ownership plan (ESOP) for substantially all full-time employees. The Board of Directors determines the Company's contribution level annually. Assets of the plan are held in trust by the Bank and administrative costs of the plan are borne by the plan sponsor. Costs charged to operations for contributions to the plan totaled $78,000, $90,000 and $66,000 in 1999, 1998 and 1997. During 1999, the Company amended its ESOP plan to adopt 401(k) provisions allowing for employee salary deferrals to purchase either Company stock or mutual funds. Company matching is provided in Company stock. Substantially all employees have converted their ESOP accounts to the amended plan.

During 1998, the ESOP borrowed $588,000 to purchase 14,000 shares of company stock which are currently held as unallocated ESOP shares.

Shares held by the ESOP at year-end are as follows:

                                                                                            1999           1998
                                                                                        ---------------------------

         Allocated shares                                                                   130,502         150,727
         Unallocated shares                                                                  15,400          14,000
                                                                                        ---------------------------

         TOTAL ESOP SHARES                                                                  145,902         164,727
                                                                                        ===========================


The fair value of the allocated shares held by the ESOP is approximately $3,990,000 and $6,029,000 at December 31, 1999 and 1998, respectively. Upon distribution of shares to a participant, the participant has the right to require the Company to purchase shares at their fair value in accordance with terms and conditions of the plan. As such these shares are not classified in shareholders' equity as permanent equity.

As an incentive to retain key members of management and directors, the Bank has a deferred compensation plan whereby participants defer a portion of current compensation. Benefits are based on salary and length of service and are vested as service is provided from the date of participation through age 65. A liability is recorded on a present value basis and discounted at current interest rates. This liability may change depending upon changes in long-term interest rates. Deferred compensation expense was $218,000, $229,000 and $206,000 in 1999, 1998 and 1997. The liability for vested benefits was $1,476,000 and $1,382,000 at December 31, 1999 and 1998, respectively.

NOTE K - COMMITMENTS

There are various commitments which arise in the normal course of business, such as commitments under commercial letters of credit, standby letters of credit and commitments to extend credit. Generally accepted accounting principles recognize these transactions as contingent liabilities and accordingly, they are not reflected in the accompanying financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral generally consists of receivables, inventory and equipment and is obtained based on management's credit assessment of the customer.

At December 31, 1999 and 1998, respectively, the Bank had commitments under commercial letters of credit, used to facilitate customers' trade transactions, of $414,000 and $133,000.

Under standby letter of credit agreements, the Bank agrees to honor certain commitments in the event that its customers are unable to do so. At December 31, 1999 and 1998, respectively, commitments under outstanding standby letters of credit were $626,000 and $385,000.

Loan commitments outstanding to extend credit are detailed below (in thousands):

                                                                                            1999           1998
                                                                                        ---------------------------

     Fixed rate                                                                        $      4,570    $      1,616
     Variable rate                                                                           33,379          29,559
                                                                                       ----------------------------
     TOTALS                                                                            $     37,949    $     31,175
                                                                                       ============================

The fixed rate commitments have stated interest rates ranging from 8.5% to 17.0%. The terms of the above commitments range from 1 to 60 months.

Management does not anticipate any losses as a result of the above related transactions; however, the above amount represents the maximum exposure to credit loss for loan commitments and commercial and standby letters of credit.

At December 31, 1999, the Bank had line of credit agreements with the Federal Home Loan Bank, Bank One and Fifth Third Bank for $3,000,000, $5,000,000 and $750,000 respectively. The balances on all three of these lines was $0 at December 31, 1999.


NOTE L - RESTRICTIONS ON TRANSFERS FROM SUBSIDIARY

Banking laws and regulations restrict the amount the Bank may transfer to the Company in the form of cash dividends, loans and advances. In 2000, the Bank is permitted to pay the Company an amount equal to $3,752,000 plus the Bank's 2000 net income, as dividends without prior regulatory approval.

NOTE M - SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
         INFORMATION

Condensed financial statements of Southern Michigan Bancorp, Inc. follow (in thousands):



Balance Sheets                                                                                 December 31,
                                                                                            1999           1998
                                                                                        -----------------------
ASSETS
Cash                                                                                    $        97     $        16
Securities available for sale                                                                 3,273           3,170
Securities held to maturity                                                                                     250
Investment in subsidiary                                                                     19,107          20,422
Premises and equipment                                                                        1,196           1,231
Other                                                                                           704             700
                                                                                        ---------------------------
TOTAL ASSETS                                                                            $    24,377     $    25,789
                                                                                        ===========================

LIABILITIES AND SHAREHOLDERS' Equity
Dividends payable                                                                       $       340     $       393
Other liabilities                                                                                57              22
Common stock subject to repurchase obligation in ESOP                                         3,990           6,029
Shareholders' equity                                                                         19,990          19,345
                                                                                        ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' Equity                                              $    24,377     $    25,789
                                                                                        ===========================


Statements of Income                                                               Year ended December 31,
                                                                            1999            1998           1997
                                                                         ------------------------------------------

Dividends from Bank                                                      $     3,718    $     3,620     $     1,109
Interest income                                                                  154            167             137
Other income                                                                     269            226             206
Other expenses                                                                   (98)           (33)            (49)
                                                                         ------------------------------------------
                                                                               4,043          3,980           1,403
Federal income tax expense                                                       (35)           (85)            (68)
                                                                         ------------------------------------------
                                                                               4,008          3,895           1,335
Equity in undistributed/(excess) distributed net income of subsidiary           (708)          (346)          1,697
                                                                         ------------------------------------------
NET INCOME                                                                     3,300          3,549           3,032
                                                                         ------------------------------------------

Net change in unrealized gains (losses) on securities available for sale        (649)           234               5
                                                                         ------------------------------------------
Other comprehensive income                                                      (649)           234               5
                                                                         ------------------------------------------
COMPREHENSIVE INCOME                                                     $     2,651    $     3,783     $     3,037
                                                                         ==========================================


Statements of Cash Flows                                                           Year ended December 31,
                                                                            1999            1998           1997
                                                                         ------------------------------------------
OPERATING ACTIVITIES
Net income                                                               $     3,300    $     3,549     $     3,032
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Equity in (undistributed)/excess distributed net income of
      subsidiary                                                                 708            346          (1,697)
     Depreciation                                                                 35             31              31
     Net amortization of investment securities                                    25             16              13
     Other                                                                        54           (253)           (146)
                                                                         ------------------------------------------
Net cash from operating activities                                             4,122          3,689           1,233


NOTE M - SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
         INFORMATION (CONTINUED)


Statements of Cash Flows                                                           Year ended December 31,
                                                                            1999            1998           1997
                                                                         ------------------------------------------
INVESTING ACTIVITIES
Activity in available for sale investment securities:
     Maturities and calls                                                        776          1,977             734
     Purchases                                                                  (717)        (2,059)         (1,248)
Activity in held to maturity investment securities:
     Maturities and calls                                                                      (250)
Additions to premises and equipment                                                             (60)            (62)
                                                                         ------------------------------------------
Net cash from investing activities                                                59           (392)           (576)

FINANCING ACTIVITIES
Common stock issued                                                                             251             390
Cash dividends paid                                                           (1,428)        (1,252)         (1,049)
Repurchase of common stock                                                    (2,672)        (2,299)
                                                                         ------------------------------------------
Net cash from financing activities                                            (4,100)        (3,300)           (659)
                                                                         ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                           81             (3)             (2)
Beginning cash and cash equivalents                                               16             19              21
                                                                         ------------------------------------------

ENDING CASH AND CASH EQUIVALENTS                                         $        97    $        16     $        19
                                                                         ==========================================

Transfers of securities held to maturity to securities
     available for sale                                                  $       250


NOTE N - FAIR VALUE INFORMATION

The following methods and assumptions were used by the Company in estimating fair values for financial instruments:

     CASH AND CASH EQUIVALENTS AND FEDERAL FUNDS SOLD: The carrying amounts reported in the balance sheet for cash and due from banks approximate those assets' fair values.

     SECURITIES: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The fair value of restricted equity securities approximates amortized cost.

     LOANS: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flows analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     OFF-BALANCE-SHEET INSTRUMENTS: Fair values for the Bank's letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. It is not practicable to estimate the fair value of lending commitments because of the wide variety of the instruments.

     DEPOSITS: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of expected monthly maturities on time deposits.

     OTHER BORROWINGS: The fair value of other borrowings is estimated using discounted cash flows analysis based on the Bank's current incremental borrowing rate for similar types of borrowing arrangements.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that if the Company had disposed of such items at December 31, 1999 and 1998, the estimated fair values would have been achieved. Market values may differ depending on various circumstances not taken into consideration in this methodology. The estimated fair values at December 31, 1999 and 1998 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities that are not defined as financial instruments are not included in the following disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements may have value but are not included in the following disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

The estimated fair values of the Company's financial instruments at year end are as follows (in thousands):

                                                                1999                               1998
                                                     ---------------------------        ---------------------------
                                                       CARRYING         FAIR              Carrying         Fair
                                                        AMOUNT          VALUE              Amount          Value
                                                        ---------------------              ---------------------
Financial assets:
Cash and cash equivalents                            $    12,046     $    12,046        $    16,228     $    16,228
Federal funds sold                                                                            4,000           4,000
Securities available for sale                             54,229          54,229             36,138          36,138
Securities held to maturity                                                                  31,756          32,693
Loans                                                    193,371         192,425            163,303         163,588

Financial liabilities:
Deposits                                             $  (233,303)    $  (233,285)       $  (233,361)    $  (234,938)
Other borrowings                                         (15,000)        (15,000)            (5,000)         (5,000)

Unrecognized financial instruments:
Commercial letters of credit                                         $        (8)                       $        (8)
Standby letters of credit                                                    (13)                                (3)


NOTE O - REGULATORY MATTERS

The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the consolidated financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

At year end, actual capital levels (in thousands) and minimum required levels were:

                                                                                                 MINIMUM REQUIRED
                                                                                                       TO BE
                                                                         MINIMUM REQUIRED        WELL CAPITALIZED
                                                                            FOR CAPITAL       UNDER PROMPT CORRECTIVE
                                                  ACTUAL               ADEQUACY  PURPOSES        ACTION REGULATIONS
                                            -------------------       --------------------    -----------------------
                                             AMOUNT       RATIO       AMOUNT         RATIO      AMOUNT        RATIO
                                            -------       -----       -------        -----      -------       -----
1999
TOTAL CAPITAL (TO RISK WEIGHTED ASSETS)
  CONSOLIDATED                              $25,300       12.0%       $16,869        8.0%       $21,086       10.0%
  BANK                                      $20,425        9.8%       $16,673        8.0%       $20,842       10.0%
TIER 1 CAPITAL (TO RISK WEIGHTED ASSETS)
  CONSOLIDATED                              $23,168       11.0%        $8,435        4.0%       $12,652        6.0%
  BANK                                      $18,293        8.8%        $8,337        4.0%       $12,505        6.0%
TIER 1 CAPITAL (TO AVERAGE ASSETS)
  CONSOLIDATED                              $23,168        8.4%       $11,037        4.0%       $13,797        5.0%
  BANK                                      $18,293        6.7%       $10,917        4.0%       $13,646        5.0%

1998
Total capital (to risk weighted assets)
  Consolidated                              $25,808       13.4%       $15,439        8.0%       $19,298       10.0%
  Bank                                      $20,541       10.8%       $15,238        8.0%       $19,048       10.0%
Tier 1 capital (to risk weighted assets)
  Consolidated                              $23,782       12.3%        $7,719        4.0%       $11,579        6.0%
  Bank                                      $18,515        9.7%        $7,619        4.0%       $11,428        6.0%
Tier 1 capital (to average assets)
  Consolidated                              $23,782        9.2%       $10,363        4.0%       $12,954        5.0%
  Bank                                      $18,515        7.5%        $9,845        4.0%       $12,306        5.0%


The Company and Bank, at year end 1999 and 1998, were categorized as well capitalized.


NOTE P - MERGER AGREEMENT (EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT)

On February 15, 2000, the Company announced that it had agreed to merge with Sturgis Bank & Trust Company of Sturgis, Michigan ("Sturgis"). The transaction is anticipated to be a tax-free exchange. It is subject to regulatory approvals and approval by the shareholders of Sturgis, and is anticipated to be effective the second half of 2000. The exchange ratio is .398 shares of the Company's common stock for one share of Sturgis' common stock.

SELECTED FINANCIAL DATA


                                                                     Year Ended December 31
                                                1999            1998             1997            1996             1995
                                            ----------------------------------------------------------------------------
Total interest income                       $   20,051       $   19,446      $   18,669       $   16,787      $   15,476
Net interest income                             11,616           11,414          11,226           10,183           9,096
Provision for loan losses                          852              600             460              267             222
Net income                                       3,300            3,549           3,032            3,058           2,615
Per share data:
    Basic and diluted earnings per share          1.64             1.70            1.44             1.46            1.27
    Cash dividends                                 .68              .60             .52              .48             .45
Balance sheet data:
    Other borrowings                            15,000            5,000           3,000                -               -
    Capital note                                     -                -               -                -           1,000
    Common stock subject to repurchase           3,990            6,029           4,899            3,555           2,232
    Equity                                      19,990           19,345          20,590           19,616          18,497
    Total assets                               275,825          266,851         238,531          235,562         209,977
Return on average assets                         1.23%            1.42%           1.30%            1.45%           1.31%
Return on average equity                        16.37%           17.48%          14.96%           16.09%          14.64%


All per share amounts have been adjusted for a 10% stock dividend declared in 1999, a 1997 stock split effected in the form of a 100% stock dividend and a 2 for 1 stock split in 1995.


COMMON STOCK MARKET PRICES AND DIVIDENDS

The Company's common stock is regularly quoted on the OTC Bulletin Board (OTCBB). The bid prices described below are quotations reflecting inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. There were 469 shareholders of record at February 29, 2000.

The following table sets forth the range of high and low bid information and dividends declared for the Company's two most recent fiscal years:

                                                 1999                                             1998
                             ------------------------------------------       -------------------------------------------

                                     BID PRICE                  CASH                  Bid Price                   Cash
                             -------------------------        DIVIDENDS        ------------------------         Dividends
                             HIGH BID          LOW BID        DECLARED         High Bid         Low Bid         Declared
Quarter Ended
-------------------------------------------------------------------------------------------------------------------------
March 31                    $    33.08      $    27.00       $      .16      $    37.80       $    30.60         $   .13
June 30                          32.40           27.23              .17           46.13            37.13             .13
September 30                     29.70           26.10              .17           40.50            37.13             .15
December 31                      30.60           27.23              .18           37.80            29.48             .19


There are restrictions that currently limit the Company's ability to pay cash dividends. Information regarding dividend payment restrictions is described in Note L to the consolidated financial statements for the year ended December 31, 1999.

All market price per share amounts have been adjusted for a 10% stock dividend declared in 1999.

SHAREHOLDER INFORMATION



ANNUAL MEETING

The Annual Meeting of Southern Michigan Bancorp, Inc. will be held on April 17, 2000 at 4:00 p.m. at Southern Michigan Bank & Trust, 51 W. Pearl Street, Coldwater, Michigan.

FORM 10-K

A copy of the annual report to the Securities and Exchange Commission Form 10-K will be provided free to stockholders upon written request. Address requests to Southern Michigan Bancorp, Inc., 51 West Pearl Street, Coldwater, Michigan, 49036, Attention: James T. Grohalski, Secretary.

TRANSFER AGENT

Registrar and Transfer Company acts as transfer agent for the Company's stock. For information concerning the transfer of the Company's stock, call Registrar and Transfer at (800) 456-0596.

DIVIDEND REINVESTMENT

Southern Michigan Bancorp, Inc. provides an automatic dividend reinvestment plan that allows shareholders to increase their holdings without brokerage fees. For more information, call Registrar and Transfer Company at (800) 456-0596.

MARKET MAKERS

The following brokerage firms make a market for Southern Michigan Bancorp, Inc. stock:

         Hilliard Lyons, Inc., Coldwater, Michigan
                  (517) 278-4333 or (800) 211-5257

         Howe Barnes Investments, Inc., Chicago, Illinois
                  (312) 655-2954 or (800) 800-4693

         Robert Baird & Co., Grand Rapids, Michigan
                  (616) 459-4491 or (800) 800-6200

BOARD OF DIRECTORS AND STRATEGIC MANAGEMENT TEAM


BOARD OF DIRECTORS (SOUTHERN MICHIGAN BANCORP, INC.                STRATEGIC MANAGEMENT TEAM
  AND SOUTHERN MICHIGAN BANK & TRUST)                              (SOUTHERN MICHIGAN BANK & TRUST)

James P. Briskey - Owner, Pittsford Grain, Incorporated            James T. Grohalski - President & Chief Executive Officer
   (grain elevator operator)                                       Christopher Hugar - Sr. Vice-President/Head of Lending
H. Kenneth Cole - Treasurer, Hillsdale College                     Jaylen Johnson - Sr. Vice-President/Cashier
William E. (Buzz) Galliers - Co-owner and Chief Executive Officer, Stanley E. Tipton - Sr. Vice-President/Loan Administration
   G&W Display Fixtures, Inc. (manufacturer of display fixtures)   Danice Chartrand - Vice-President/Controller
James T. Grohalski - President and Chief Executive Officer,        Andrew Karr - Vice-President/Human Resources
   Southern Michigan Bank & Trust(1)                               Michael Lammers - Vice-President/Sr. Trust Officer
Nolan E. (Rick) Hooker - Owner, Hooker Oil Co. (distributor of     Patrick J. Peruchietti - Vice-President/Retail Sales
   heating oil)                                                    Julie Waterbury - Vice-President/Accounting
Gregory J. Hull - Farmer                                           Patty Parker - Assistant Vice-President/Marketing
Thomas E. Kolassa - Owner, The Planning Group (insurance)
James J. Morrison - Owner, Morrison & Associates (insurance)
Jane L. Randall - Owner, Dally Tire Co. (tire distributor)
Freeman E. Riddle - Owner, Spoor and Parlin, Inc. (farm
   equipment)
Jerry L. Towns - Chairman, Southern Michigan Bancorp, Inc.


HONORARY DIRECTORS

John S. Furry
Gerald L. Hensley
James E. Koss
Harvey Randall
Raymond W. Smith



(1) Mr. Grohalski is the President and Chief Executive Officer and the only executive officer of Southern Michigan Bancorp, Inc.

     PLEASE MARK VOTES                                REVOCABLE PROXY
/x/  AS IN THIS EXAMPLE                       SOUTHERN MICHIGAN BANCORP, INC.




                            PROXY FOR ANNUAL MEETING
                         SOUTHERN MICHIGAN BANCORP, INC.
     The undersigned does hereby appoint Jaylen T. Johnson and Julie A. Waterbury, or either one of them, proxy with full power of substitution, in the name, place and stead of the undersigned, to vote all of the Common Shares of Southern Michigan Bancorp, Inc., held by the undersigned on March 1, 2000 at the Annual Meeting of Shareholders to be held at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan, on April 17, 2000 at 4:00 p.m., and at any adjournment or adjournments thereof with all the powers the undersigned would possess if personally present. The undersigned revokes all proxies heretofore given to vote at such meeting and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.



                                          WITH-       FOR ALL
                                  FOR     HOLD        EXCEPT
1.   Election as Directors of
     all nominees listed below    / /     / /          / /
     (except as marked to the
     contrary below):

     GREGORY J. HULL     FREEMAN E. RIDDLE      THOMAS E. KOLASSA

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
                                          FOR        AGAINST       ABSTAIN
2.   Approval of adoption of the
     Southern Michigan Bancorp, Inc.      / /         / /            / /
     2000 Stock Option Plan


                                          FOR        AGAINST       ABSTAIN

3.   Ratification of the selection
     of Crowe, Chizek and Company LLP     / /         / /            / /
     as Independent Auditors for 2000

     The Board of Directors recommends shareholders vote "FOR" the nominees listed in Proposal (1) and "FOR" Proposals (2) and (3). IF NO SPECIFIC VOTE IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" PROPOSALS (2) AND
(3). IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES. All shares represented by properly executed proxies will be voted as directed. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked before its exercise by either written notice or notice in person at the meeting or by a subsequently dated proxy. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting and Proxy Statement, each dated March 24, 2000, for the Annual Meeting of Shareholders of the Company called for April 17, 2000.

NOTE: Please sign your name(s) exactly as printed on your stock certificates to authorize the voting of your shares as indicated above. Persons signing as Executors, Administrators, Trustees, etc. should so indicate. If shares are held jointly, each holder should sign. If executed by a corporation, a duly authorized officer should sign.


                                            ----------------------
   Please be sure to sign and date this     Date
       Proxy in the boxes provided
------------------------------------------------------------------


------------------------------------------------------------------
 Stockholder sign above            Co-holder (if any) sign above



/\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED /\

                         SOUTHERN MICHIGAN BANCORP, INC.
--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------